UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

POST PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ONE RIVERSIDE 4401 NORTHSIDE PARKWAY, SUITE 800 ATLANTA, GEORGIA 30327-3057 404.846.5000 FAX 404.504.9388 WWW.POSTPROPERTIES.COM

April 14, 2015

Dear Shareholder:

We cordially invite you to attend the 2015 Annual Meeting of Shareholders of Post Properties, Inc. to be held on Wednesday, June 3, 2015, at 9:00 a.m. local time at our offices, One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, GA 30327.

The items of business are listed in the following Notice of Annual Meeting of Shareholders and are more fully addressed in the Proxy Statement.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to shareholders over the Internet. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our Annual Meeting. On April 14, 2015, we began mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and annual report and how to vote over the Internet or how to request and return a proxy card by mail. Shareholders who previously made a request to receive a paper copy of the proxy materials were mailed the Proxy Statement, an annual report and proxy card, and shareholders who previously made a request to receive email delivery of the proxy materials were sent a proxy materials email with instructions on how to access our Proxy Statement and annual report and how to vote over the Internet. For information on how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card you received to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend.

On behalf of your board of directors, thank you for your continued support of and interest in Post Properties, Inc.

Sincerely,

            Robert C. Goddard, III

            Chairman of the Board

ONE RIVERSIDE 4401 NORTHSIDE PARKWAY, SUITE 800 ATLANTA, GEORGIA 30327-3057 404.846.5000 FAX 404.504.9388 WWW.POSTPROPERTIES.COM

POST PROPERTIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 3, 2015

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Post Properties, Inc. will be held at our offices, One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, GA 30327 on Wednesday, June 3, 2015, at 9:00 a.m. local time, for the following purposes:

(1) to elect the eight directors nominated by the board of directors and listed in this Proxy Statement for a one-year term,

(2) to approve, on an advisory basis, executive compensation, often referred to as “say on pay,”

(3) to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015, and

(4) to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only the holders of record of common stock of Post Properties, Inc. at the close of business on April 6, 2015 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment or postponement of the Annual Meeting. A list of shareholders as of the close of business on the record date will be available at the Annual Meeting for examination by any shareholder, his agent or his attorney.

Your attention is directed to the Proxy Statement provided with this Notice.

By Order of the Board of Directors,

Sherry W. Cohen

Executive Vice President

and Corporate Secretary

Atlanta, Georgia

April 14, 2015

Your vote is important. Whether or not you expect to attend the Annual Meeting, please vote your shares over the Internet or by telephone or by signing and dating the proxy card (if you requested and received a paper copy of the proxy card) and returning it in the envelope enclosed therewith, which does not require any postage if mailed in the United States. If you are a shareholder of record and you attend the Annual Meeting, you may revoke the proxy and vote your shares in person. If you are a beneficial owner and you have a legal proxy to vote your shares, you may vote in person at the Annual Meeting.

If you hold shares of common stock through a bank, broker or other nominee, your bank, broker or other nominee will vote your shares for you if you provide instructions on how to vote the shares. In the absence of instructions from you, your bank, broker or other nominee can only vote your shares on the ratification of the independent registered public accounting firm, and will not be able to vote your shares on the other proposals being considered at the Annual Meeting.

Important Notice regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 3, 2015: The Proxy Statement and 2014 Annual Report to Shareholders are available at www.edocumentview.com/PPS.

i

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting Information

•	June 3, 2015, at 9:00 a.m. Eastern Time

•	The offices of Post Properties, Inc., One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327

•	The record date is April 6, 2015

Items of Business

Proposal	Board Vote Recommendation	Page Reference (for more information)
1. Elect eight directors listed in this Proxy Statement for a one-year term	FOR ALL	12
2. Approve, on an advisory basis, named executive officer compensation	FOR	60
3. Ratify the appointment of our independent registered public accounting firm for 2015	FOR	63

Director Nominees

The board of directors of Post Properties, Inc. (Post Properties, we, us, our or the Company) is asking you to elect the eight nominees for director named below for terms that expire at the 2016 Annual Meeting of Shareholders. The following table provides summary information about the eight director nominees. The directors will be elected by a plurality vote. We have a Policy on Majority Voting that sets forth procedures for resignation if a nominee is elected but receives a greater number of votes withheld than votes for.

Name	Age	Occupation	Experience/ Qualifications	Status as Independent	Board Committees(1)
Robert C. Goddard, III	60	Chairman and Chief Executive Officer of Goddard Investment Group, LLC	Leadership, Industry, Operational, Strategic	Independent	N&CGC and SP&IC
David P. Stockert	52	President and Chief Executive Officer of Post Properties, Inc.	Leadership, Industry, Operational, Strategic	—	—
Herschel M. Bloom	72	Retired Partner from the Law Firm of King & Spalding LLP	Leadership, Tax/REIT, Industry	Independent	EC&MDC and SP&IC

Name	Age	Occupation	Experience/ Qualifications	Status as Independent	Board Committees(1)
Walter M. Deriso, Jr.	68	Chairman of the Board of Atlantic Capital Bancshares, Inc.	Leadership, Finance, Operational	Independent	AC, EC& MDC and N&CGC*
Russell R. French	69	Special Limited Partner of Moseley & Co VI, LLC	Leadership, Finance, Operational	Independent	AC* and EC&MDC*
Toni Jennings	65	Chairman of the Board of Jack Jennings & Sons, Inc.	Leadership, Industry, Operational	Independent	AC and EC&MDC
Ronald de Waal	63	Chairman of the Board of WE International b.v.	Leadership, Industry, Operational	Independent	SP&IC
Donald C. Wood	54	President and Chief Executive Officer of Federal Realty Investment Trust	Leadership, Industry, Operational, Strategic	Independent	N&CGC and SP&IC*

(1)	AC: Audit Committee; N&CGC: Nominating and Corporate Governance Committee;
EC&MDC: Executive Compensation and Management Development Committee; SP&IC: Strategic Planning and Investment Committee

*	Committee Chair

Ratification of the Appointment of the Independent Registered Public Accounting Firm

The board of directors is asking you to ratify the selection of Deloitte & Touche LLP (Deloitte) as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Set forth below is summary information with respect to the fees for services provided to us during the fiscal years ended December 31, 2014 and December 31, 2013.

	2014	2013
Fees Billed:
Audit Fees	$771,000	$713,000
Audit-Related Fees	142,500	184,000
Tax Fees	841,309	453,000
All Other Fees	—	—

Total	1,754,809	$1,350,000

Advisory Approval of Executive Officer Compensation

The board of directors is asking you to approve, on an advisory basis, the compensation of our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers calculated in accordance with SEC rules and regulations (collectively the Named Executive Officers) as disclosed in this Proxy Statement. We believe that our compensation policies and practices reflect the following objectives of our compensation program:

•	fostering a high performance culture that appropriately motivates our associates,

•	linking compensation to the achievement of our strategic and financial objectives,

•	driving shareholder value creation, and

•	attracting and retaining high-caliber talent.

Executive Compensation Elements

2014 Business Overview and Key Compensation Decisions

We performed well in 2014. We produced solid growth in revenue, earnings and cash flow, created value in our development pipeline, and realized high prices for assets we sold. We further strengthened our balance sheet, creating capacity for future growth, installed a new technology platform, substantially raised the dividend to our common shareholders and produced attractive total returns to our shareholders. Over the last one, three and five fiscal years our cumulative total return to shareholders, including reinvested dividends, were approximately 34%, 45% and 241%, respectively.

Favorable market fundamentals and demographics, a steadily improving economy and jobs market, and a still weak first-time homeowner market have contributed to improved multi-family housing demand and, consequently, positive revenue and net operating income (“NOI”) in the Company’s markets since 2010. Year-over-year same store revenues and NOI increased in 2014 as compared to 2013. In addition, in 2014 we completed the sale of three apartment communities and associated retail space and initiated construction of three apartment communities.

In 2014, our compensation structure remained relatively consistent with 2013. The Executive Compensation and Management Development Committee (the Committee) made the following key decisions with respect to 2014 compensation for the Named Executive Officers.

•	Base salaries for 2014 did not change as compared to 2013.

•

Our annual cash incentive award program allocates a portion of the award to achievement of corporate performance goals and the other portion to achievement of individual/business unit goals. In establishing targets for 2014, the Committee increased the 2014 target annual cash incentive award level for Mr. Ward to bring him closer to market-competitive levels and in recognition of our performance in 2013. The targets for the other Named Executive Officers did not change from 2013.

•

We achieved 2014 FFO per share (calculated for compensation purposes) in excess of the target performance goal for the cash incentive award program. As a result, cash incentive awards for corporate performance were paid at 115% of target for company performance. Individual/business unit performance was strong by all our executives. The resulting total cash incentive awards as a percentage of target for overall performance in 2014 ranged from 122% to 140% for our Named Executive Officers.

•

Long-term equity incentive grants made in January 2015, for 2014 performance, were allocated between 82% and 90% to restricted stock and between 10% and 18% to stock options. The value of the equity awards for all of the Named Executive Officers was increased compared to grants made in January 2014, for 2013 performance, to bring their long-term incentive grant values closer to market-competitive levels. The value of these awards is not included in the 2014 Summary Compensation Table because the awards were granted in 2015. These awards will be reflected in next year’s summary compensation table.

•

Long-term equity incentive grants made in January 2014, for 2013 performance, were allocated 80% to restricted stock and 20% to stock options. The value of the equity awards for Mr. Stockert was increased compared to grants made in January 2013 for 2012 performance to bring his long-term incentive grant value closer to market-competitive levels. No increases in the value of the equity awards granted in January 2014 as compared to January 2013 were approved for the other Named Executive Officers. The value of these awards is included in the 2014 Summary Compensation Table because the awards were granted in 2014.

2014 Compensation Summary

The following table summarizes the compensation of our Named Executive Officers for 2014. The full summary compensation table for the Named Executive Officers, showing three years of compensation and including the footnotes to the table, appears on page 50.

Name	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compen- sation ($)	All Other Compen- sation ($)	Total ($)
David P. Stockert	450,000	680,016	170,011	549,000	9,651	1,858,678
Christopher J. Papa	342,000	420,024	105,078	330,480	8,477	1,206,059
Sherry W. Cohen	290,000	240,000	60,066	231,200	10,464	831,730
S. Jamie Teabo	290,000	236,011	59,002	195,300	9,702	790,015
David C. Ward	290,000	228,033	57,025	195,300	10,294	780,652

(1)	Represents the aggregate grant date fair value for restricted stock awards and option awards granted in 2014 for 2013 performance, computed in accordance with FASB ASC Topic 718.

POST PROPERTIES, INC.

One Riverside

4401 Northside Parkway, Suite 800

Atlanta, Georgia 30327-3057

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 3, 2015

GENERAL INFORMATION

The 2015 Annual Meeting of Shareholders (Annual Meeting) of Post Properties, Inc. (Post Properties, we, us, our or the Company) will be held on Wednesday, June 3, 2015, at the Company’s offices, One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, GA 30327, beginning promptly at 9:00 a.m. local time. The form of proxy provided herewith is solicited by our board of directors.

We anticipate that a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and annual report and how to vote over the Internet or how to request and return a proxy card by mail will first be mailed to our shareholders on or about April 14, 2015. We anticipate that, for shareholders who previously made a request to receive a paper copy of the proxy materials, a paper copy of the Proxy Statement, annual report and proxy card will first be mailed on or about April 14, 2015. We anticipate that, for shareholders who previously made a request to receive email delivery of the proxy materials, a proxy materials email with instructions on how to access our Proxy Statement and annual report and how to vote over the Internet, will first be emailed on or about April 14, 2015.

Why is this Proxy Statement being made available?

Our board of directors has made this Proxy Statement available to you because you owned shares of our common stock at the close of business on the record date. This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you vote over the Internet or by telephone or by signing, dating and returning a proxy card (if you received a proxy card by mail), you appoint David P. Stockert and Sherry W. Cohen as your representatives at the Annual Meeting. Mr. Stockert and Ms. Cohen will vote your shares at the Annual Meeting as you have instructed them. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to vote over the Internet or (if you received a proxy card by mail) by telephone or by signing, dating and returning your proxy card in advance of the Annual Meeting just in case your plans change.

If an issue comes up for vote at the Annual Meeting other than the proposals described in this Proxy Statement, Mr. Stockert and Ms. Cohen will vote your shares, under your proxy, at their discretion.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we are permitted to furnish our proxy materials over the Internet to our shareholders by delivering a Notice of Internet

Availability of Proxy Materials in the mail. Unless requested, you will not receive a printed copy of the proxy materials in the mail. The Notice of Internet Availability of Proxy Materials instructs you on how to access and review the Proxy Statement and 2014 Annual Report to Shareholders over the Internet at www.edocumentview.com/PPS. The Notice of Internet Availability of Proxy Materials also instructs you on how you may submit your proxy over the Internet, or how you can request a full set of proxy materials, including a proxy card to return by mail. If you received a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.

What is the record date?

The record date is April 6, 2015. Only shareholders of record of common stock as of the close of business on this date will be entitled to notice of and to vote at the Annual Meeting.

How many shares are outstanding?

As of the record date, we had 54,593,958 shares of common stock outstanding in addition to 120,564 outstanding partnership units in Post Apartment Homes, L.P. (Post Apartment Homes), which are exchangeable for shares of common stock on a one-for-one basis. Only shares of common stock outstanding as of the record date will be eligible to vote at the Annual Meeting. Each holder of common stock on the record date is entitled to one vote for each share of common stock held.

What am I voting on?

You are being asked to vote on the following:

•	to elect the eight directors nominated by the board of directors and listed in this Proxy Statement for a one-year term,

•	to approve, on an advisory basis, the executive compensation of the Named Executive Officers as disclosed in this Proxy Statement, and

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to the matters being voted upon.

How do I vote?

If you are a registered shareholder, meaning that your shares are registered in your name, you have four voting options. You may vote:

•

over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card you received (if you have access to the Internet, we encourage you to vote in this manner),

•	by telephone through the number noted in the proxy card you received (if you received a proxy card),

•	by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope enclosed therewith, or

•	by attending the Annual Meeting and voting in person.

Please follow the directions in the Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card you received carefully.

Are voting procedures different if I hold my shares in the name of a broker, bank or other nominee?

If your shares are held in “street name” through a broker, bank or other nominee, please refer to the instructions they provide regarding how to vote your shares or to revoke your voting instructions. The availability of telephone and Internet voting depends on the voting processes of the broker, bank or other nominee. Street name holders may vote in person at the Annual Meeting only if they have a legal proxy to vote their shares as described below.

In addition, if you hold shares through the Company’s 401(k) plan, your voting instructions (or any change to your voting instructions) must be received by 12:00 a.m., Eastern Time, on June 1, 2015 in order to allow the plan administrator to tabulate the vote for shares held in the 401(k) plan in accordance with the plan’s stock fund operating procedures.

What if I return my proxy card but do not provide voting instructions?

If you return a signed proxy card but do not provide voting instructions, your shares will be voted for the eight directors nominated by the board of directors and listed in this Proxy Statement, for the approval, on an advisory basis, of executive compensation, and for the ratification of the appointment of the independent registered public accounting firm.

Can all shareholders vote in person at the Annual Meeting?

We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you must bring with you a legal proxy from your broker, bank or other nominee authorizing you to vote such shares in order to vote in person at the Annual Meeting. Please note that, if you request a legal proxy, any previously submitted proxy will be revoked and your shares will not be voted unless you attend the Annual Meeting and vote in person or appoint another proxy to vote on your behalf.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card?

It means that you have multiple accounts with the transfer agent and/or with a broker, bank or other nominee. You will need to vote separately with respect to each Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card you received. Please vote all of the shares you own.

What if I change my mind after I vote my proxy?

If you are a registered shareholder, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	voting again over the Internet or by telephone prior to 12:00 a.m., Eastern Time, on June 3, 2015,

•	signing and returning another proxy card with a later date,

•	voting in person at the Annual Meeting, or

•	giving written notice to the Corporate Secretary of Post Properties.

If your shares are held in street name through a broker, bank or other nominee, please refer to the instructions they provide regarding how to revoke your voting instructions. Please note that street name holders cannot vote in person at the Annual Meeting unless they have a legal proxy.

How many votes do you need to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, we must have a quorum, which means that a majority of our outstanding shares of common stock as of the record date must be present in person or by proxy at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you:

•	vote over the Internet or by telephone,

•	properly submit a proxy card (even if you do not provide voting instructions), or

•	attend the Annual Meeting and vote in person.

Will my shares be voted if I do not vote over the Internet, vote by telephone, sign and return my proxy card or vote in person at the Annual Meeting?

If you are a registered shareholder and you do not vote over the Internet, by telephone, by signing and returning your proxy card or by voting in person at the Annual Meeting, then your shares will not be voted and will not count in deciding the matters presented for consideration in this Proxy Statement.

If your shares are held in street name and you do not vote your shares, your broker, bank or other nominee may vote your shares on your behalf under certain circumstances.

On “routine” matters, including the ratification of the appointment of the independent registered public accounting firm described in this Proxy Statement, brokerage firms have authority under New York Stock Exchange (or NYSE) rules to vote their customers’ shares if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the Annual Meeting and in determining the number of shares voted for or against the routine matter.

On “non-routine” matters, including the election of directors and the advisory approval of executive compensation, if the brokerage firm has not received instructions from the shareholder, the brokerage firm cannot vote the shares on that proposal. Accordingly, it is particularly important that you provide voting instructions to your brokerage firm, so that your shares may be voted with respect to these items.

When a brokerage firm does not have the authority to vote its customers’ shares or does not exercise its authority, these are referred to as “broker non-votes.” Broker non-votes are only counted for establishing a quorum and will have no effect on the outcome of the vote.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This action ensures your shares will be voted at the Annual Meeting.

How may I vote for each proposal?

•	For “Proposal 1 — Election of Directors,” you may vote for all nominees, withhold from all nominees or withhold from individual nominees.

•	For “Proposal 2 — Advisory Approval of Executive Compensation,” you may vote for or against the proposal, or you may abstain from voting.

•	For “Proposal 3 — Ratification of the Appointment of the Independent Registered Public Accounting Firm,” you may vote for or against the proposal, or you may abstain from voting.

How many votes are needed to elect directors?

Directors are elected by a plurality vote. As a result, the eight director nominees receiving the highest number of for votes will be elected as directors. If you abstain from voting on the proposal and a quorum is present, abstentions will have no effect on the outcome of the vote on the proposal.

In 2006, we adopted a Policy on Majority Voting. The policy sets forth our procedures if a nominee is elected but receives a majority of withheld votes. In an uncontested election, any nominee for director who receives a greater number of votes withheld from his or her election than votes for such election is required, within five days, to tender his or her resignation. Our Nominating and Corporate Governance Committee is then required to make a recommendation to the board of directors with respect to the resignation. The board of directors is required to take action with respect to this recommendation and to disclose its decision-making process. The policy is more fully described under the caption “Corporate Governance — Policy on Majority Voting.”

How many votes are needed to approve executive compensation on an advisory basis?

For the proposal to pass, the for votes cast at the Annual Meeting must exceed the against votes cast at the Annual Meeting. If you abstain from voting on the proposal and a quorum is present, abstentions will have no effect on the outcome of the vote on the proposal.

How many votes are needed to approve the proposal to ratify the appointment of the independent registered public accounting firm?

For the proposal to pass, the for votes cast at the Annual Meeting must exceed the against votes cast at the Annual Meeting. If you abstain from voting on the proposal and a quorum is present, abstentions will have no effect on the outcome of the vote on the proposal.

What happens if a director nominee is unable to stand for election?

The board of directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies will be voted for the substitute nominee designated by the board of directors. Proxies cannot be voted for more than eight director nominees at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will publish the final results in a current report on Form 8-K within four business days of the Annual Meeting. We will file that report with the SEC, and you can get a copy from:

•	our website at www.postproperties.com by clicking on the Investors link, followed by the SEC Filings link,

•	the SEC’s website at www.sec.gov,

•	the SEC at (800) SEC-0330, or

•	our Corporate Secretary at Post Properties, Inc., One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327-3057.

Who will pay for the costs of soliciting proxies?

We will bear the costs of soliciting proxies. In an effort to have as large a representation at the Annual Meeting as possible, one or more of our employees, in certain instances, may personally make special solicitations of proxies either by telephone or mail. We also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials or sending a Notice of Internet Availability of Proxy Materials to the beneficial owners of our common stock. In addition, we have retained Innisfree M&A Incorporated to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions and, in certain cases, by other holders. Such solicitation may be made through the use of mail or by telephone. The anticipated cost of the services of Innisfree M&A Incorporated is $10,500 plus expenses.

How can I obtain a copy of the 2014 Annual Report to Shareholders and the Annual Report on Form 10-K for the year ended December 31, 2014?

Our 2014 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2014, is available at www.edocumentview.com/PPS. If you receive the printed proxy materials, the annual report is included with the proxy materials. However, the annual report forms no part of the material for the solicitation of proxies.

The annual report may also be accessed through our website at www.postproperties.com by clicking on the Investors link, followed by the Financial Reports link. In addition, our Annual Report on Form 10-K for the year ended December 31, 2014, is available from the SEC’s website at www.sec.gov. At the written request of any shareholder who owns common stock as of the close of business on the record date, we will provide, without charge, paper copies of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, except exhibits thereto. If requested by eligible shareholders, we will provide copies of the exhibits for a reasonable fee. You can request copies of our Annual Report on Form 10-K by following the instructions on the Notice of Internet Availability of Proxy Materials or by mailing a written request to:

Post Properties, Inc.

One Riverside

4401 Northside Parkway, Suite 800

Atlanta, Georgia 30327-3057

Attention: Corporate Secretary

How do I obtain directions to attend the Annual Meeting and vote in person?

Directions to the Annual Meeting are located at www.edocumentview.com/PPS.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our bylaws provide that at least three and no more than 15 directors shall constitute the full board of directors. Currently, our board of directors consists of eight members. The term of each of our directors expires at the 2015 Annual Meeting.

Upon the recommendation of our independent Nominating and Corporate Governance Committee, the board of directors has nominated incumbent directors Robert C. Goddard, III, David P. Stockert, Herschel M. Bloom, Walter M. Deriso, Jr., Russell R. French, Toni Jennings, Ronald de Waal and Donald C. Wood to stand for re-election at the Annual Meeting and to hold office until our 2016 Annual Meeting of Shareholders or when his or her respective successor is elected and qualified. All eight directors have served since our last annual meeting.

Our Corporate Governance Guidelines provide that directors will not be nominated for re-election after their 72nd birthday. The term of Mr. Bloom, who is 72 years old, expires at this annual meeting. After due consideration, the board of directors determined that it was in the best interests of the Company and its shareholders to waive, for this Annual Meeting, the provision of the Corporate Governance Guidelines to allow the board of directors to nominate Mr. Bloom as a director for election after his 72nd birthday at the Annual Meeting. The board of directors determined, in its discretion, that the Company and the board of directors should continue to benefit from Mr. Bloom’s leadership. The waiver was adopted in February 2015.

Biographical information about our nominees for director and the experience, qualifications, attributes and skills considered by our Nominating and Corporate Governance Committee and the board of directors in determining that the nominee should serve as a director appears below. For additional information about how we identify and evaluate nominees for director, see “Selection of Director Nominees” below.

Nominees for Election

Robert C. Goddard, III has been a director of Post Properties since May 2002 and Chairman of our board of directors since February 2003. Since July 2000, Mr. Goddard has been Chairman and Chief Executive Officer of Goddard Investment Group, LLC, a commercial real estate investment firm focusing in the Atlanta, Dallas, Houston, Denver and Miami markets. From 1988 to December 2000, Mr. Goddard served as Chairman and Chief Executive Officer of the NAI/Brannen Goddard Company, a real estate firm. He is currently a member of the Board of Trustees of Emory University. Mr. Goddard is 60 years old.

We believe that Mr. Goddard’s experience of over 30 years in the real estate industry, knowledge of our core markets, and experience as Chairman and Chief Executive Officer of other significant real estate businesses qualify him to serve as a director and Chairman of our Board.

David P. Stockert has been a director of Post Properties since May 2002. Since July 2002, Mr. Stockert has been President and Chief Executive Officer of Post Properties. From January 2001 to June 2002, Mr. Stockert served as Post Properties’ President and Chief Operating Officer. From July 1999 to October 2000, Mr. Stockert was Executive Vice President of Duke Realty Corporation, a publicly traded real estate company. From June 1995 to July 1999, Mr. Stockert was Senior Vice President and Chief Financial Officer of Weeks Corporation, also a publicly traded real estate company that was a predecessor by merger to Duke Realty Corporation. Prior to joining Weeks Corporation, Mr. Stockert worked as an investment banker and as a certified public accountant. Mr. Stockert is 52 years old.

We believe that Mr. Stockert’s 20 year real estate career, including his experience as a senior officer with public real estate companies and his service as our Chief Executive Officer, qualifies him to serve as a director.

Herschel M. Bloom has been a director of Post Properties since May 1994. Mr. Bloom is a retired partner from the law firm of King & Spalding LLP. Mr. Bloom’s practice was focused on corporate, partnership and real estate tax matters. Mr. Bloom was a partner with King & Spalding LLP for over 33 years until he became Senior Counsel in April 2008 and served as Senior Counsel from April 2008 until his retirement in January 2010. From 1986 to 2006, Mr. Bloom also served as a director of Russell Corporation. Mr. Bloom is 72 years old.

We believe Mr. Bloom’s extensive experience as a practicing tax lawyer counseling on real estate concerns and public REITs and service on another public company board qualify him to serve as a director.

Walter M. Deriso, Jr. has been a director of Post Properties since May 2004. Mr. Deriso currently serves as Chairman of the Board of Atlantic Capital Bancshares, Inc. and of its subsidiary, Atlantic Capital Bank, a commercial banking and financial services company, and has held these positions since August 2006. From 1997 to February 2005, Mr. Deriso served as Vice Chairman of Synovus Financial Corp., a diversified financial services company. Mr. Deriso held various offices with Security Bank and Trust Company of Albany, a subsidiary of Synovus, beginning in 1991 and served as Chairman of the Board from 1997 to 2006. Mr. Deriso was a practicing attorney with the firm of Divine, Wilkin, Deriso, Raulerson & Fields from 1972 to 1991. In addition, Mr. Deriso has served on the boards of numerous organizations, including as Chairman of the Georgia Bankers Association, Chairman of the Program Management Team of the Georgia Rail Passenger Program and a member of the Board of Visitors of Emory University. He is currently a member of the Board of Trustees of Emory University, Chairman of the Board of the Georgia Regional Transportation Authority and a member of the board of directors of the Georgia Chamber of Commerce. Mr. Deriso is 68 years old.

We believe Mr. Deriso’s leadership background, roles with companies in the financial services sector, including his service on a public company board, his experience in finance, business operations and in evaluating real estate assets, and his experience as a practicing attorney, qualify him to serve as a director. We also value Mr. Deriso’s contributions as one of the audit committee financial experts on our board of directors.

Russell R. French has been a director of Post Properties since July 1993. He is currently a special limited partner of Moseley & Co. VI, LLC since 2007 and a Class B Partner of both Moseley & Co. VII, LLC and Moseley & Co. SBIC, LLC since 2014. Mr. French is a retired venture capitalist and was previously a member of Moseley & Co. III and a partner of Moseley & Co. II, positions he had held for more than five years. In addition, Mr. French has been a member of MKFJ-IV, LLC since 1998 and a member of Moseley & Co. V, LLC since 2000. Each of Moseley & Co. III, MKFJ-IV, LLC and Moseley & Co. V, LLC is the general partner of a venture capital fund. In addition, Mr. French is a member of the Board of Trustees of Emory University and a former member of the board of directors of the Georgia Tech/Emory Biomedical Engineering Department. Mr. French is also a former director of the Georgia Research Alliance. Mr. French is 69 years old.

We believe Mr. French’s experience in evaluating and understanding businesses across a range of industries and his financial background qualify him to serve as a director. We also value Mr. French’s contributions as one of the audit committee financial experts on our board of directors.

Toni Jennings has been a director of Post Properties since May 2013. Ms. Jennings is the Chairman of the Board of Jack Jennings & Sons, Inc., a family-owned construction business which provides general contractor, construction manager and design-build services. She served as Lieutenant Governor of the State of Florida from 2003 to 2007, and served 20 years in the Florida Senate, four as President, and four years in the Florida House of Representatives. She is also past chair of the Florida Chamber of Commerce. Ms. Jennings is a member of the boards of directors of publicly-traded NextEra Energy, Inc. and Brown & Brown, Inc. Ms. Jennings is 65 years old.

We believe Ms. Jennings’ experience as owner and operator of a successful industry-related business and her years of service in the legislative and executive branches of the State of Florida, including four years as Lieutenant Governor and 24 years in the Florida legislature, as well as her experience serving on other public company boards, qualify her to serve as a director.

Ronald de Waal has been a director of Post Properties since May 2000. Mr. de Waal is Chairman of the Board of WE International b.v., a Netherlands corporation that operates fashion specialty stores in Belgium, the Netherlands, Switzerland, Germany and France, and has held this position since 1983. Mr. de Waal also served as Chairman of Ronus Inc., an Atlanta-based real estate company which develops and manages mixed-use real estate properties, until October 2014. Mr. de Waal was a director of Saks Incorporated within the last five years. Mr. de Waal is 63 years old.

We believe Mr. de Waal’s experience as Chairman of the Board of a large, global business enterprise, knowledge of the real estate industry, including as Chairman of an Atlanta-based real estate company, and prior service on other public company boards qualify him to serve as a director.

Donald C. Wood has been a director of Post Properties since May 2011. Mr. Wood has been the President and Chief Executive Officer of Federal Realty Investment Trust, a publicly traded real estate investment trust, since January 2003, and prior to that time, served in various officer positions with Federal, including President and Chief Operating Officer (from 2001 to 2003), Senior Vice President and Chief Operating Officer (from 2000 to 2001), Senior Vice President-Chief Operating Officer and Chief Financial Officer (from 1999 to 2000) and Senior Vice President-Treasurer and Chief Financial Officer (from 1998 to 1999). Mr. Wood is also a member of the Board of Trustees of Federal Realty Investment Trust, a member of the Board and former Chairman of the National Association of Real Estate Investment Trusts (NAREIT) and a trustee on the Board of Governors of the International Council of Shopping Centers (ICSC). Mr. Wood is 54 years old.

We believe Mr. Wood’s extensive experience in the real estate industry, knowledge of our markets and leadership experience as chief executive officer of a publicly traded real estate investment trust qualify him to serve as a director.

The board of directors recommends a vote FOR the eight directors nominated by the board and listed in this Proxy Statement.

CORPORATE GOVERNANCE

Director Independence

As part of our Corporate Governance Guidelines, we have established director independence standards which are set forth in our Corporate Governance Guidelines, which may be accessed on our website at www.postproperties.com by clicking on the Investors link, followed by the Corporate Governance link. Our director independence standards meet or exceed the requirements of SEC rules and regulations and the NYSE listing standards.

As required by the Corporate Governance Guidelines, the board of directors reviewed and analyzed the independence of each director and director nominee. The purpose of the review was to determine whether any particular relationships or transactions involving directors or their affiliates or immediate family members were inconsistent with a determination that the director is independent for purposes of serving on the board of directors and its committees. During this review, the board of directors examined whether there were any transactions and/or relationships between directors or their affiliates or immediate family members and the Company and the substance of any such transactions or relationships. The board of directors also considered the enhanced independence requirements of the NYSE applicable to members of the Executive Compensation and Management Development Committee and the enhanced independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (Exchange Act), applicable to members of the Audit Committee.

As a result of this review, the board of directors affirmatively determined that the following directors and nominees are independent for purposes of serving on the board of directors and meet the requirements set forth in our director independence standards: Messrs. Goddard, Bloom, Deriso, French, de Waal and Wood and Ms. Jennings. The board of directors further determined that all members of the Audit Committee, Executive Compensation and Management Development Committee and Nominating and Corporate Governance Committee are independent in accordance with applicable requirements. Mr. Stockert is not considered independent because he is an executive officer of the Company. In determining the independence of Mr. Bloom, the board of directors considered payments received by Mr. Bloom under a retirement plan from the law firm of King & Spalding LLP during 2014 and the fact that King & Spalding provides legal services to us. In concluding that Mr. Bloom is independent, the board of directors considered these arrangements and determined that his relationship with the Company was immaterial and would not influence his exercise of independent judgment as a director or as a member of any committee on which he serves.

Board Leadership Structure

Mr. Goddard has served as the Chairman of our board of directors since May 2002. Our Corporate Governance Guidelines provide that the Chairman will be an independent director under our director independence standards and the NYSE listing standards. The Chairman is elected by the other members of the board of directors. Our Chairman provides leadership to ensure that the board of directors functions in an independent, cohesive fashion.

We believe it is beneficial to have a non-executive Chairman who is responsible for leading the board of directors. We also believe our President and Chief Executive Officer should be principally responsible for running the Company. Under our Corporate Governance Guidelines and our bylaws, our non-executive Chairman:

•	provides leadership to the board of directors and facilitates communication between, and information flow to, the directors,

•	presides at board meetings, executive sessions and shareholder meetings,

•	sees that all orders, resolutions and policies adopted or established by the board of directors are carried into effect,

•	reviews and recommends any changes to committee chairs and membership to the Nominating and Corporate Governance Committee, and

•	meets with shareholders and other constituencies from time-to-time.

Our Chairman also has access to management and financial and other information as he deems appropriate from time-to-time to assist him and the board of directors in discharging their responsibilities. Under our Corporate Governance Guidelines, our Chairman and our Chief Executive Officer set agendas for meetings of the board of directors and jointly recommend new director candidates or changes in board membership to the Nominating and Corporate Governance Committee.

Our board of directors has seven independent members and only one non-independent member, our Chief Executive Officer. We have four standing board committees, including our Strategic Planning and Investment Committee, comprised solely of independent directors. Each committee has an independent director serving as chair of the committee. We believe that the number of independent, experienced directors that make up our board of directors, along with the independent oversight of the board of directors by our non-executive Chairman, benefit our Company and our shareholders.

Committees of the Board of Directors

Audit Committee.    The Audit Committee currently consists of Messrs. Deriso and French and Ms. Jennings. The board of directors has determined that Mr. French, the current committee chair, and Mr. Deriso qualify as “audit committee financial experts” within the meaning of SEC rules and regulations. All committee members are independent as defined in applicable SEC and NYSE rules and under the director independence standards specified in our Corporate Governance Guidelines. During 2014, the committee held seven meetings.

The Audit Committee is responsible for, among other things:

•	directly appointing, retaining, evaluating, compensating and terminating our independent registered public accounting firm,

•	discussing with our independent registered public accounting firm their independence from management,

•	reviewing with our independent registered public accounting firm the scope and results of their audit,

•	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm,

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC,

•	reviewing and monitoring our accounting principles, accounting policies and financial and accounting controls,

•	overseeing our internal auditors and coordinating their audit efforts with our independent registered public accounting firm, and

•	reviewing policies with respect to risk and fraud assessment and risk and fraud management.

Executive Compensation and Management Development Committee.    The Executive Compensation and Management Development Committee currently consists of Messrs. Bloom, Deriso and French and Ms. Jennings. Mr. French currently serves as chair. All committee members are independent as defined in applicable SEC and NYSE rules and under the director independence standards specified in our Corporate Governance Guidelines. During 2014, the committee held four meetings.

The Executive Compensation and Management Development Committee is responsible for, among other things:

•	annually reviewing and approving our goals and objectives for executive compensation,

•

annually reviewing and approving for the Chief Executive Officer and the other senior executives (1) the annual base salary level, (2) the annual cash incentive opportunity level, (3) the long-term incentive opportunity level, and (4) special or supplemental benefits or perquisites (if any),

•	annually approving actual annual cash incentive plan payouts and long-term equity incentive grants,

•	reviewing and approving employment agreements, severance arrangements and change of control agreements for the senior executive officers, as appropriate,

•	making recommendations and reports to the board of directors concerning matters of executive compensation,

•	administering our executive incentive plans,

•	making recommendations to the board of directors concerning matters of director compensation,

•	reviewing compensation plans, programs and policies, and

•	reviewing incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk taking.

See Compensation Discussion and Analysis for a description of the processes and procedures of the Executive Compensation and Management Development Committee and for additional information regarding the Executive Compensation and Management Development Committee’s role and management’s role in determining compensation for executive officers and directors.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee currently consists of Messrs. Deriso, Goddard and Wood. Mr. Deriso currently serves as chair. All committee members are independent as defined in applicable SEC and NYSE rules and under the director independence standards specified in our Corporate Governance Guidelines. During 2014, the committee held three meetings.

The Nominating and Corporate Governance Committee is responsible for, among other things:

•	seeking potential candidates to be considered for election to the board of directors,

•	recommending potential candidates for election to the board of directors,

•	reviewing corporate governance matters, and

•	making recommendations to the board of directors concerning the structure and membership of board committees.

Strategic Planning and Investment Committee.    The Strategic Planning and Investment Committee currently consists of Messrs. Bloom, Goddard, de Waal and Wood. Mr. Wood currently serves as chair. During 2014, the committee held four meetings. The Strategic Planning and Investment Committee is responsible for, among other things:

•	developing a multi-year strategic business plan with our Chief Executive Officer and other executive officers and reviewing such plan annually,

•	evaluating and overseeing financial strategy, development, dispositions, acquisitions and certain investments on behalf of the Company,

•	considering the risks that may result from changes in the Company’s corporate strategy and the risks associated with specific transactions, and

•	reviewing and recommending to the board of directors approval of most transactions on behalf of the Company and its subsidiaries.

In accordance with our Corporate Governance Guidelines, our Chairman annually reviews committee chairs and membership and recommends any changes to the Nominating and Corporate Governance Committee, which will in turn conduct its own review and recommend any changes to the full board of directors.

Committee Charters and Corporate Governance Guidelines

The charters of each of the Audit Committee, the Executive Compensation and Management Development Committee, the Nominating and Corporate Governance Committee and the Strategic Planning and Investment Committee and our Corporate Governance Guidelines may be accessed on our website at www.postproperties.com by clicking on the Investors link, followed by the Corporate Governance link, and are available in print upon request from our Corporate Secretary.

Codes of Business Conduct and Ethics

We have a Code of Business Conduct, which is applicable to all directors and employees, including our executive and financial officers. There is a separate Code of Ethics for Senior Executive and Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and persons performing similar functions. The Code of Business Conduct and the Code of Ethics are available on our website at www.postproperties.com by clicking on the Investors link, followed by the Corporate Governance link, and are available in print upon request from our Corporate Secretary. Any amendments to, or waivers of, the Code of Ethics will be disclosed on our website promptly following the date of such amendment or waiver.

Selection of Director Nominees

General Criteria and Process

It is the Nominating and Corporate Governance Committee’s responsibility to review and recommend to the board of directors nominees for director and to identify one or more candidates to fill any vacancies that may occur on the board of directors. However, the board of directors expects the Nominating and Corporate Governance Committee will consider the views of the Chairman and the Chief Executive Officer in making appointments to the board of directors. As expressed in our Corporate Governance Guidelines, we do not set specific criteria for directors, but we believe that candidates should show evidence of leadership in their particular field, have broad experience and the ability to exercise sound business judgment, possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. In light of our focus in the multifamily real estate industry, when evaluating each candidate’s experience, the Nominating and Corporate Governance Committee considers real estate industry expertise. Although we have not adopted a formal policy with respect to diversity, our Corporate Governance Guidelines also provide that the membership of the board of directors should reflect a diversity of experiences, gender, ethnicity and age. Under the charter of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee is responsible for determining desired board skills and attributes, including those described in the Corporate Governance Guidelines.

For each of the nominees to the board of directors, the biographies included in this Proxy Statement highlight the experiences and qualifications that were among the most important to the Nominating and Corporate Governance Committee in concluding that the nominee should serve as a director.

The Nominating and Corporate Governance Committee also believes that directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the board of directors for an extended period of time. Our Corporate Governance Guidelines prohibit a director from serving on more than a total of six public company boards (including the board of the Company) at any one time.

The Nominating and Corporate Governance Committee may use a variety of sources to identify new candidates. New candidates may be identified through recommendations from independent directors or management, third-party search firms, discussions with others in the real estate industry who may know of suitable candidates, and shareholder recommendations.

The Nominating and Corporate Governance Committee typically evaluates each prospective candidate’s background and qualifications. In addition, one or more committee members and other board members interview each prospective candidate. After completing the evaluation, prospective candidates are recommended to the full board of directors by the Nominating and Corporate Governance Committee, with the full board of directors selecting the candidates to be nominated for election by the shareholders or to be elected by the board of directors to fill a vacancy.

Shareholder Recommendation of Candidates for Director

We have not adopted a specific policy regarding the consideration of director candidates recommended to our Nominating and Corporate Governance Committee by shareholders. Shareholders who wish to recommend candidates for consideration by the committee may submit their recommendations in writing to our Corporate Secretary at the address provided in this Proxy Statement. The committee may consider these shareholder recommendations when it evaluates and recommends nominees to the board of directors for submission to the shareholders at each annual meeting. For information regarding shareholder nominations of directors and shareholder proposals, please see the “Other Matters” section of this Proxy Statement.

Policy on Majority Voting

In 2006, we adopted a policy on majority voting in the election of directors. Pursuant to this policy, in an uncontested election of directors, any nominee who receives a greater number of votes withheld from his or her election than votes for his or her election will, within five days following the certification of the shareholder vote, tender his or her written resignation to the Chairman of the board of directors for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will then consider the resignation and, within 45 days following the date of the shareholders’ meeting at which the election occurred, will make a recommendation to the board of directors concerning the acceptance or rejection of the resignation.

In determining its recommendation to the board of directors, the Nominating and Corporate Governance Committee will consider all factors deemed relevant, including:

•	the stated reason or reasons why shareholders who cast withhold votes for the director did so,

•

the qualifications of the director (including, for example, whether the director serves on the Audit Committee of the board of directors as an “audit committee financial expert” and whether there are one or more other directors qualified, eligible and available to serve on the Audit Committee in such capacity), and

•	whether the director’s resignation from the board of directors would be in the Company’s best interests and the best interests of our shareholders.

The Nominating and Corporate Governance Committee also will consider a range of possible alternatives concerning the director’s tendered resignation as the members of the Nominating and Corporate Governance Committee deem appropriate, including:

•	acceptance of the resignation,

•	rejection of the resignation, or

•

rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Nominating and Corporate Governance Committee to have substantially resulted in the withheld votes.

Under the policy, the board of directors will take formal action on the recommendation no later than 75 days following the date of the shareholders’ meeting. In considering the recommendation, the board of directors will consider the information, factors and alternatives considered by the Nominating and Corporate Governance Committee and any additional information, factors and alternatives as the board of directors deems relevant. We will publicly disclose, in a Form 8-K filed with the SEC, the board of directors’ decision within four business days after the decision is made. The board of directors will also provide a full explanation of the process by which the decision was made and, if applicable, the board of directors’ reason or reasons for rejecting the tendered resignation.

Board Role in Risk Oversight

Under our Corporate Governance Guidelines, our board of directors provides oversight of the Company’s risk management processes. Pursuant to the Corporate Governance Guidelines and the charter of our Audit Committee, the Audit Committee is primarily responsible for reviewing policies with respect to risk and fraud assessment and risk and fraud management and meeting periodically with management to review the results of risk and fraud assessments conducted by management. The Audit Committee receives reports from management periodically regarding the Company’s assessment of risks. In addition, our director of internal audit periodically provides an enterprise risk management assessment to our Audit Committee. The Audit Committee also reports regularly on these matters to the full board of directors, which the board considers in assessing the Company’s risk profile. Each of our board committees also considers the risks within its area of responsibilities. For example, in accordance with its charter, our Executive Compensation and Management Development Committee reviews the Company’s incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk taking and periodically considers the relationship between risk management and incentive compensation. Further, our Strategic Planning and Investment Committee is charged with considering the risks that may result from changes in our corporate strategy and considering the risks associated with most transactions in determining whether to recommend a particular transaction to the full board of directors. We believe that the leadership structure of our board of directors supports its effective oversight of the Company’s risk management.

Management Succession Planning

The Executive Compensation and Management Development Committee is responsible for the oversight of the Company’s succession planning, including overseeing a process to evaluate the qualities and characteristics of an effective Chief Executive Officer and conducting advance planning for departure contingencies for the Chief Executive Officer and other senior members of management. The succession plan is reviewed with the full Board periodically. Although the board has delegated responsibility to the Executive Compensation and Management Development Committee to review and advise on certain aspects of management succession, the full board retains responsibility for Chief Executive Officer succession issues, including selection of a new Chief Executive Officer.

Director, Board and Committee Evaluations

The board has established a self-evaluation process. The Nominating and Corporate Governance Committee is responsible for overseeing a periodic review of the board’s performance and effectiveness as a body, including its corporate governance policies and practices, as well as each of the board’s committees. In addition, each of the charters of the board committees requires an annual performance evaluation. The assessment of the board and each committee addresses the body’s contribution as a whole and specifically reviews areas in which the board or management believes a better contribution could be made. At least annually, the Nominating and Corporate Governance Committee coordinates these assessments, which consist of self-evaluations, and reports to the board the results of its analysis and any recommendations following each such review.

Additionally, the Nominating and Corporate Governance Committee assesses the performance of incumbent directors prior to their recommendation to re-elect the directors. The Nominating and Corporate Governance Committee is responsible for recommending appropriate action to effect changes in incumbent directors if, in the opinion of the Nominating and Corporate Governance Committee after discussion with the Chairman and the Chief Executive Officer, it would be in the best interest of the Company and its shareholders to effect such change.

Meetings of the Board of Directors

During 2014, our board of directors held six meetings. Each of our directors attended all of the meetings of the board of directors and committees on which he or she served during 2014. Directors are encouraged, but not required, to attend the annual shareholders meeting. All of our directors attended our 2014 annual shareholders meeting.

Executive Sessions of Non-Management Directors

Pursuant to the Corporate Governance Guidelines, Robert C. Goddard, III, our non-executive Chairman of the board of directors, presides at regularly scheduled executive sessions of our non-management directors.

Director Compensation

We pay our non-employee directors fees for their services as directors. For the year ended December 31, 2014, our non-employee directors were entitled to receive:

•	an annual retainer of $37,500,

•	a committee meeting attendance fee of $1,500 per meeting (other than “chair-only” meetings),

•	an additional annual retainer for the Audit Committee chair of $20,000,

•

an additional annual retainer of $8,750 for the chairs of the Executive Compensation and Management Development Committee, the Nominating and Corporate Governance Committee and the Strategic Planning and Investment Committee,

•	an additional annual retainer for our non-executive Chairman of $80,000, and

•

an annual grant of the number of shares of restricted stock equal to $67,500 divided by the closing price of the common stock on the NYSE on December 31 to each non-employee director who is serving on the board of directors on December 31 of such year, with the shares vesting one-third each year over a three-year period beginning on the first anniversary of the grant date.

In general, equity awards to non-employee directors vest in connection with a change of control or upon reaching the mandatory retirement age of 72.

2014 Director Compensation Table

The following table sets forth information concerning the fiscal 2014 compensation of our non-employee directors that served during 2014.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Herschel M. Bloom	49,500	67,527	117,027
Walter M. Deriso, Jr.	67,250	67,527	134,777
Russell R. French	82,750	67,527	150,277
Robert C. Goddard, III	128,000	67,527	195,527
Toni Jennings	54,000	67,527	121,527
Ronald de Waal	43,500	67,527	111,027
Donald C. Wood	56,750	67,527	124,277

(1)	Non-employee directors may elect to defer all or a part of their retainer and meeting fees under our Deferred Compensation Plan. Under the plan, we issue a number of shares equal in value to the fees deferred by the non-employee directors into a rabbi trust organized in connection with the plan. Directors have the right to vote the shares held in the rabbi trust. Ms. Jennings was the only director that elected to defer a part of her retainer and meeting fees under our Deferred Compensation Plan in 2014. Her fees were deferred into 411 of our shares of common stock.

(2)	On December 31, 2014, we granted each non-employee director 1,149 shares of restricted stock. The amount shown in the table represents the grant date fair value of the restricted stock granted in 2014, computed in accordance with FASB ASC Topic 718. See Note 10 to the consolidated financial statements in the Form 10-K filed on February 27, 2015 for information about the assumptions used to value these awards. These shares of restricted stock will vest one-third each year over a three year period, commencing December 31, 2015, or earlier if the director reaches the retirement age of 72. Dividends are paid on all shares of restricted stock.

The number of outstanding stock options and shares of restricted stock held as of December 31, 2014 by our non-employee directors that served during 2014 is summarized in the table below.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Outstanding Shares of Restricted Stock (#)
Herschel M. Bloom	2,500	2,595
Walter M. Deriso, Jr.	2,500	2,595
Russell R. French	—	2,595
Robert C. Goddard, III	—	2,144
Toni Jennings	—	2,144
Ronald de Waal	—	2,595
Donald C. Wood	—	2,595

All directors may make contributions and purchase shares under our employee stock purchase plan. Messrs. Bloom, Deriso, French, and Wood participated in our employee stock purchase plan in 2014.

Our non-employee directors are reimbursed for all reasonable out-of-pocket expenses incurred in attending board meetings and director education programs.

Mandatory Retirement for Directors

Our Corporate Governance Guidelines include a retirement policy for directors. Under that policy, a director may not stand for election or re-election after his or her 72nd birthday. After due consideration, the board of directors determined that it was in the best interests of the Company and its shareholders to waive this provision to allow the board of directors to nominate Mr. Bloom as a director for election after his 72nd birthday at the Annual Meeting.

Communications with the Board of Directors

The board of directors has adopted a policy and process to facilitate communications with the board of directors as a group, our non-executive Chairman of the board of directors and our non-management directors as a group. Shareholders and interested parties who wish to communicate directly with the members of the board of directors may do so by writing to Post Properties, Inc., One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327-3057, Attn: Corporate Secretary, or by sending electronic mail to directors@postproperties.com. The Corporate Secretary will forward all such communications to directors.

COMMON STOCK OWNERSHIP BY MANAGEMENT

AND PRINCIPAL SHAREHOLDERS

Except as otherwise indicated, the following table sets forth the beneficial ownership of shares of common stock as of March 2, 2015 for:

•	our directors,

•

our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers calculated in accordance with SEC rules and regulations (collectively the Named Executive Officers), and

•	our directors and executive officers as a group.

The table below also sets forth the beneficial ownership of shares of common stock for each shareholder that holds more than a 5% interest in our outstanding common stock.

Unless otherwise indicated in the footnotes, all of such interests are owned directly and the indicated person or entity has sole voting and dispositive power. None of our executive officers or directors holds any of our stock subject to pledge.

Name of Beneficial Owner(1)	Number of Shares Owned		Number of Exercisable Options(2)	Total	Percent of Class(3)
Directors and Executive Officers:
Herschel M. Bloom	44,807	(4)	2,500	47,307	*
Walter M. Deriso, Jr.	39,428	(5)	2,500	41,928	*
Russell R. French	62,080	(6)	—	62,080	*
Robert C. Goddard, III	307,333	(7)	—	307,333	*
Toni Jennings	3,062	(8)	—	3,062	*
Ronald de Waal	174,539	(9)	—	174,539	*
Donald C. Wood	10,037		—	10,037	*
David P. Stockert	228,319	(10)	26,712	255,031	*
Christopher J. Papa	28,442		5,801	34,243	*
Sherry W. Cohen	21,566	(11)	4,318	25,884	*
S. Jamie Teabo	32,624	(12)	9,289	41,913	*
David C. Ward	25,652	(13)	8,970	34,622	*
All directors and executive officers as a group (14 persons)	1,014,727		67,172	1,081,899	2.0%
Five Percent Shareholders:
The Vanguard Group, Inc.(14)	7,764,248		—	7,764,248	14.2%
BlackRock, Inc.(15)	5,134,150		—	5,134,150	9.4%
FMR LLC(16)	5,014,187		—	5,014,187	9.2%
CBRE Clarion Securities, LLC(17)	4,114,747		—	4,114,747	7.5%
Vanguard Specialized Funds—Vanguard REIT Index Fund(18)	4,038,584		—	4,038,584	7.4%
APG Asset Management US Inc./APG Group(19)	2,789,722		—	2,789,722	5.1%

*	Less than 1%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	Includes options that become exercisable on or before May 1, 2015.

(3)	Based on an aggregate of 54,593,018 shares issued and outstanding as of March 2, 2015. Assumes that all options beneficially owned by the person are exercised for shares of common stock. The total number of shares outstanding used in calculating this percentage assumes that none of the options beneficially owned by other persons are exercised for shares of common stock.

(4)	Includes 5,052 shares held in the Deferred Compensation Plan.

(5)	Includes 9,199 shares held in the Deferred Compensation Plan.

(6)	Includes 24,164 shares held in the Deferred Compensation Plan.

(7)	Includes 25,730 shares held in the Deferred Compensation Plan. Of shares reported, 12,000 are held through the Goddard Foundation, in which Mr. Goddard has no pecuniary interest.

(8)	Includes 421 shares held in the Deferred Compensation Plan.

(9)	Includes 19,747 shares held in the Deferred Compensation Plan. Also includes 112,700 shares deemed beneficially owned by Mr. de Waal through his control of certain corporations.

(10)	Includes 2,078 shares held in the Company’s 401(k) plan. Also includes 70,932 shares held by Mr. Stockert’s spouse.

(11)	Includes 2,625 shares held in the Company’s 401(k) plan.

(12)	Includes 1,502 shares held in the Company’s 401(k) plan.

(13)	Includes 1,427 shares held in the Company’s 401(k) plan.

(14)	As of December 31, 2014. Based solely upon information provided in a Schedule 13G/A filed with the SEC on February 11, 2015. The Vanguard Group, Inc. beneficially owns 7,764,248 shares of common stock, of which it has sole voting power with respect to 111,360 shares, shared voting power with respect to 44,515 shares of common stock, sole dispositive power with respect to 7,681,673 shares and shared dispositive power with respect to 82,575 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. is the beneficial owner of 31,860 shares of common stock as a result of its serving as investment manager of collective trusts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc. is the beneficial owner of 130,215 shares of common stock as a result of its serving as investment manager of Australian investment offerings. The business address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(15)	As of December 31, 2014. Based solely upon information provided in a Schedule 13G/A filed with the SEC on January 15, 2015. BlackRock, Inc. beneficially owns 5,134,150 shares, all of which it has sole dispositive power with respect thereto and 4,936,492 of which it has sole voting power with respect thereto. The business address for BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(16)	As of December 31, 2014. Based solely upon information provided in a Schedule 13G/A filed with the SEC on February 13, 2015. FMR LLC beneficially owns 5,014,187 shares, all of which it has sole dispositive power with respect thereto and 2,252,765 of which it has sole voting power with respect thereto. The business address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. In addition, Edward C. Johnson 3d and Abigail P. Johnson each have sole dispositive power with respect to the 5,014,187 shares. Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC.

(17)	As of December 31, 2014. Based solely upon information provided in a Schedule 13G/A filed with the SEC on February 13, 2015. CBRE Clarion Securities, LLC beneficially owns 4,114,747 shares of common stock, of which it has sole voting power with respect to 2,421,440 shares and sole dispositive power with respect to 4,114,747 shares. The business address for CBRE Clarion Securities, LLC is 201 King of Prussia Road, Suite 600, Radnor, Pennsylvania 19087.

(18)	As of December 31, 2013. Based solely upon information provided in a Schedule 13G/A filed with the SEC on February 6, 2015. The Vanguard Specialized Funds — Vanguard REIT Index Fund beneficially owns 4,038,584 shares of common stock, all of which it has sole voting power with respect thereto. The business address for The Vanguard Specialized Funds — Vanguard REIT Index Fund is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(19)	As of December 31, 2014. Based solely upon information provided in a Schedule 13G/A filed with the SEC on January 30, 2015 by each of APG Asset Management US Inc. and APG Group. APG Asset Management US Inc. beneficially owns 2,789,722 shares of common stock, all of which it has sole voting power and sole dispositive power with respect thereto. The business address for APG Asset Management US Inc. is 666 3rd Ave, 2nd Floor, New York, NY 10017. APG Asset Management N.V. is the exclusive investment manager with the power to vote and make all investment decisions with respect to the 2,789,722 shares of common stock reported. APG Asset Management N.V. has delegated its investment and voting power to APG Asset Management US Inc. APG Asset Management N.V. owns all of the voting shares of APG Asset Management US Inc. and thus may be deemed to beneficially own any securities over which APG Asset Management US Inc. exercise investment management or voting discretion. APG Group NV owns all of the shares of APG Asset Management N.V. and Stichting Pensioenfonds ABP owns all of the shares of APG Groep NV. As a result of these relationships, Stichting Pensioenfonds ABP and APG Groep NV indirectly may be deemed to beneficially own all of the securities over which APG Asset Management N.V. (or APG Asset Management US Inc.) exercises investment management or voting discretion. The business address for APG Asset Management N.V. is Symphony Building, Gustav Mahlerplein 3, 1082 MS Amsterdam, The Netherlands.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Business Environment

We performed well in 2014. We produced solid growth in revenue, earnings and cash flow, created value in our development pipeline, and realized high prices for assets we sold. We further strengthened our balance sheet, creating capacity for future growth, installed a new technology platform, substantially raised the dividend to our common shareholders, and produced attractive total returns to our shareholders. Over the last one, three and five fiscal years our cumulative total return to shareholders, including reinvested dividends, were approximately 34%, 45% and 241%, respectively.

Favorable market fundamentals and demographics, a steadily improving economy and jobs market, and a still weak first-time homeowner market have contributed to improved multi-family housing demand and, consequently, positive revenue and net operating income (“NOI”) in the Company’s markets since 2010. Year-over-year same store revenues and NOI increased in 2014 as compared to 2013. In addition, in 2014 we completed the sale of three apartment communities and associated retail space and initiated construction of three apartment communities.

Key Compensation Decisions

In 2014, our compensation structure remained relatively consistent with 2013. The Executive Compensation and Management Development Committee (the Committee) made the following key decisions with respect to 2014 compensation for the Named Executive Officers.

•	Base salaries for 2014 did not change as compared to 2013.

•

Our annual cash incentive award program allocates a portion of the award to achievement of corporate performance goals and the other portion to achievement of individual/business unit goals. In establishing targets for 2014, the Committee increased the 2014 target annual cash incentive award level for Mr. Ward to bring him closer to market-competitive levels and in recognition of our performance in 2013. The targets for the other Named Executive Officers did not change from 2013.

•

We achieved 2014 FFO per share (for compensation purposes) in excess of the target performance goal for the cash incentive award program. As a result, cash incentive awards for corporate performance were paid at 115% of target for company performance. Individual/business unit performance was strong for all our executives. The resulting total cash incentive awards as a percentage of target for overall performance in 2014 ranged from 122% to 140% for our Named Executive Officers.

•

Long-term equity incentive grants made in January 2015, for 2014 performance, were allocated between 82% and 90% to restricted stock and between 10% and 18% to stock options. The value of the equity awards for all of the Named Executive Officers was increased compared to grants made in January 2014, for 2013 performance, to bring their long-term incentive grant values closer to market-competitive levels. The value of these awards is not included in the 2014 Summary Compensation Table because the awards were granted in 2015. These awards will be reflected in next year’s summary compensation table.

•

Long-term equity incentive grants made in January 2014, for 2013 performance, were allocated 80% to restricted stock and 20% to stock options. The value of the equity awards for Mr. Stockert was increased compared to grants made in January 2013 for 2012 performance to bring his long-term incentive grant value closer to market-competitive levels. No increases in the value of the equity awards granted in January 2014 as compared to January 2013 were approved for the other Named Executive Officers. The value of these awards is included in the 2014 Summary Compensation Table because the awards were granted in 2014.

Compensation Policies and Governance Highlights

We believe that our compensation programs encourage executive decision-making that is aligned with the long-term interests of our shareholders by tying a significant portion of pay to Company performance over a multi-year period through awarding a significant portion of each executive’s compensation in the form of equity awards vesting over a multi-year period. Other compensation and governance practices that support these principles, each of which is described in more detail in this Compensation Discussion and Analysis, include the following:

•

Prohibition on Hedging and Pledging of Company Stock:    Our executive officers and directors are prohibited from hedging or pledging their Post stock. None of the executive officers or directors hold any Post shares subject to a pledge.

•

Clawback Policy:    Under our recoupment or “clawback” policy, we may seek to recover incentive-based compensation from any current or former executive officer who received incentive-based compensation during the three-year period preceding the date on which we are required to restate any previously issued financial statements due to material noncompliance with any financial reporting requirement under federal securities laws.

•	Independent Compensation Consultant: The Committee retains an independent compensation consultant to advise on executive and non-employee director compensation.

•

Compensation Risk Analysis:    The Committee regularly reviews an analysis of the Company’s incentive compensation plans to ensure they are designed to create and maintain shareholder value and do not encourage excessive risk taking.

•

Double Trigger Change in Control Severance and No Excise Tax Gross-Ups:    Employment agreements with our Named Executive Officers require a “double trigger” for the payment of change-of-control severance compensation and do not provide excise tax gross-ups.

•

Robust Stock Ownership Guidelines:    We have stock ownership guidelines for our Named Executive Officers and non-employee directors. The Chief Executive Officer is required to acquire and hold stock equivalent to six times his base salary, the Chief Financial Officer is required to acquire and hold stock equivalent to two times his base salary, other Named Executive Officers are required to acquire and hold stock equivalent to one times their base salaries, and non-employee directors are required to acquire and hold stock equivalent to five times their annual cash retainer.

•	Limited Perquisites: We provide only one executive benefit (supplemental long-term disability insurance).

Say on Pay

In May 2014, we held a shareholder vote on the approval, on an advisory basis, of the compensation of our Named Executive Officers in 2013, commonly referred to as say on pay. Our shareholders overwhelmingly approved the compensation of our Named Executive Officers, with over 98% of votes cast in favor of our say on pay resolution. As we evaluated our compensation practices and talent needs throughout 2014, we were mindful of the strong support our shareholders expressed for our philosophy of linking compensation to our operating objectives and to the enhancement of shareholder value. As a result, the Committee continued our general approach to executive compensation for 2014. We believe our programs are effectively designed and working well, are in alignment with the interests of our shareholders and are instrumental in achieving our business strategy. The Committee will continue to consider shareholder concerns and feedback in the future.

Named Executive Officers for 2014

Our Named Executive Officers include our Chief Executive Officer, our Chief Financial Officer, and the three other most highly compensated executive officers ranked by their total compensation. For 2014, our Named Executive Officers are:

•	David P. Stockert, President and Chief Executive Officer;

•	Christopher J. Papa, Executive Vice President and Chief Financial Officer;

•	Sherry W. Cohen, Executive Vice President and Corporate Secretary;

•	S. Jamie Teabo, Executive Vice President, Property Management; and

•	David C. Ward, Executive Vice President and Chief Investment Officer.

Executive Compensation Philosophy

Our mission is to deliver superior satisfaction and value to our residents, associates and investors. Our vision is to be the first choice in quality multi-family living. Our core values include: performance and accountability, honesty and integrity, innovation, quality, service and teamwork. To achieve our business strategies, it is critical that we are able to attract, retain, and motivate highly talented individuals at all levels who are committed to our mission, vision and core values.

Our compensation programs, for executives and non-executives alike, are designed with our mission, vision and core values in mind. Through our compensation programs, we strive to achieve the following objectives:

•	foster a high performance culture that appropriately motivates our associates;

•	link compensation to the achievement of our strategic and financial objectives;

•	drive shareholder value creation; and

•	attract and retain high-caliber talent.

Total compensation for our executives is oriented toward incentive pay components (annual cash incentive awards and long-term equity incentive awards) rather than fixed pay components (base salary), as we believe that the majority of our executives’ total compensation should be “at risk.” Target compensation opportunities are generally established at the market median of comparable Real Estate Investment Trusts, or REITs. In general, we believe that median levels of competitive pay are warranted when we achieve our internal targets and when we perform at the median relative to our peers. Actual compensation may be above or below the targeted level, based on our actual performance against a combination of corporate and business unit/leadership measures. We have not guaranteed our executives any minimum cash incentive or equity incentive payments, and in the event of poor performance, executives could receive no incentive compensation for the year.

Executive Compensation and Management Development Committee Procedures

The Committee is responsible for:

•	annually reviewing and approving our goals and objectives for executive compensation;

•

annually reviewing and approving for the Named Executive Officers (1) annual base salary levels, (2) annual cash incentive opportunity levels, (3) long-term incentive opportunity levels, and (4) special or supplemental benefits or perquisites (if any);

•	annually approving actual annual cash incentive plan payouts and long-term equity incentive grants;

•	reviewing and approving employment agreements, severance arrangements and change of control agreements for the senior executive officers, as appropriate;

•	making recommendations and reports to the board of directors concerning matters of executive compensation;

•	administering our executive incentive plans, including equity plans;

•	reviewing compensation plans, programs and policies;

•	reviewing our incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk taking; and

•	reviewing board compensation, from time to time.

Role of Executive Officers in the Compensation Process

Our Chief Executive Officer provides his assessment of the individual performance achievements of the executives who report to him, including all of the other Named Executive Officers. These individual performance assessments impact a portion of annual cash incentive compensation for each executive, and impact decisions on long-term incentive grants, subject to the decisions of the Committee. In addition, our Chief Executive Officer provides input on salary increases and increases to incentive compensation opportunities for executives other than himself, with the close involvement of the Senior Vice President, Human Resources. The Committee considers these recommendations when determining salary increases, awarding incentive compensation and setting incentive opportunities for the coming year. In addition, our Chief Financial Officer analyzes the financial implications of various executive compensation plan designs.

Committee’s Independent Compensation Consultant

Since 2006, the Committee has engaged Frederic W. Cook & Co. (Cook) as its independent compensation consultant to advise the Committee with respect to compensation program design, the components of our executive compensation programs, and amounts to be paid to our Named Executive Officers. Cook also advises the Committee with respect to the design of our compensation program for non-employee directors, and provides the Committee with information on executive compensation trends and best practices. In addition, Cook assists in preparing the executive compensation sections of this Proxy Statement, including this Compensation Discussion and Analysis and assists the Company in conducting a risk assessment of our executive compensation programs. All of Cook’s work is done at the direction of or on behalf of the Committee. Although the Committee considers the advice of its independent consultant, the Committee has the final decision-making authority with respect to all elements of compensation. Cook does not provide any additional services to the Company.

Compensation Consultant Independence Assessment

In light of NYSE listing standards, in 2014 and again in early 2015 the Company requested and received information from Cook addressing its independence, including the following factors: (1) other services provided to us by Cook; (2) fees paid by us as a percentage of Cook’s total revenue; (3) policies or procedures maintained by Cook that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any company stock owned by the individual consultants involved in the engagement; (6) any business or personal relationships between our executive officers and Cook or the individual consultants involved in the engagement. Based on an assessment of these factors, including information gathered from directors and executive officers addressing business or personal relationships with the consulting firm or the individual consultants, the Committee concluded that Cook is independent and that Cook’s work did not raise any conflict of interest.

Annual Competitive Review of Executive Compensation

With regard to competitive compensation benchmarking, it has been the Committee’s practice to conduct a competitive analysis of compensation for our Named Executive Officers, as well as for a broader group of executives, from time to time. The purpose of these analyses is to ensure compensation opportunities for our executives are set at levels competitive with our peers. The Committee will consider adjusting compensation opportunities if, among other factors it considers, the competitive analysis indicates that compensation opportunities for particular executives are not competitive.

In 2014, the Committee engaged FPL Associates to provide updated competitive compensation data for our senior management. The final report was delivered to the Committee in October 2014. Competitive compensation data for the reports was collected from two public REIT peer groups: an “Asset-Based” peer group and a “Size-Based” peer group.

The Asset-Based peer group included 10 public REITs which focus on the multi-family property sector or a related asset class. In choosing the Asset-Based peer group, the Committee considered each company’s “total capitalization” (the total market value of the equity of the public REIT and the equity value of units of the REIT’s operating partnership plus long-term debt) and “UPREIT capitalization” (the total market value of the equity of the public REIT plus the equity value of units of the REIT’s operating partnership). The relative capitalization ranges for the Asset-Based peer group and us as of December 31, 2013, the date as of which size data were measured for purposes of peer company selection, are described below:

	Low end of range	High end of range	Post Properties
Total capitalization	$1.7 billion	$9.8 billion	$3.6 billion
UPREIT capitalization	$0.9 billion	$6.0 billion	$2.5 billion

The Size-Based peer group included 16 public REITs, in a variety of asset classes, of similar size to the Company in terms of UPREIT and total capitalization. The relative capitalization ranges for the Size-Based peer group and us as of December 31, 2013, the date as of which size data were measured for purposes of peer company selection, are described below.

	Low end of range	High end of range	Post Properties
Total capitalization	$1.8 billion	$5.6 billion	$3.6 billion
UPREIT capitalization	$1.0 billion	$3.4 billion	$2.5 billion

The companies that comprised the peer groups were selected by FPL Associates with input from Cook, the Committee and management. The Committee deemed the groups to be appropriate. Additionally, the Committee and FPL Associates agreed that, in certain cases, it would be appropriate to utilize market data outside of the peer companies listed below. The companies in each peer group are as follows:

Asset-Based Peer Group	Size-Based Peer Group
Apartment Investment and Management Company	CubeSmart	Glimcher Realty Trust
American Campus Communities, Inc.	Cousins Properties Incorporated	Healthcare Realty Trust Incorporated
Associated Estates Realty Corporation	DCT Industrial Trust Inc.	Highwood Properties, Inc.
Camden Property Trust	EastGroup Properties, Inc.	Parkway Properties, Inc.
Education Realty Trust, Inc.	Education Realty Trust	Pebblebrook Hotel Trust
Equity LifeStyle Properties, Inc.	Equity LifeStyle Properties, Inc.	PS Business Parks, Inc.
Home Properties, Inc.	Equity One, Inc.	Sun Communities, Inc.
Mid-America Apartment Communities, Inc.	First Industrial Realty Trust	Tanger Factory Outlet Centers, Inc.
Sun Communities, Inc.
UDR, Inc.

Annual Review of Compensation Tally Sheets

Each year, at the request of the Committee, management prepares compensation tally sheets for each of our executive officers. The tally sheets assist the Committee in making decisions about compensation for the current year as well as setting target compensation opportunities for the upcoming year. The tally sheets summarize, by individual executive, historical compensation for the prior year, targeted compensation for the current year, proposed actual compensation for the current year, and proposed target compensation for the upcoming year.

With respect to finalizing 2014 compensation, the proposed 2014 compensation amounts included on the tally sheets were initially determined based on the target compensation opportunities set forth at the beginning of the year and an assessment of Company and individual performance for each executive. The Chief Executive Officer initially proposed the compensation amounts for the current year for executives as a starting point for discussion. The proposed compensation levels were based on a range of quantitative and qualitative factors, including historic performance, and the Company’s performance versus its peers. Also included on the tally sheets were proposed base salaries for 2015, as well as target annual cash incentive and target long-term incentive grant values with respect to 2015 performance. Proposed target compensation levels considered a variety of factors, including information gathered as part of the competitive review of executive compensation, each executive’s roles and responsibilities, and internal equity among executives in positions of similar importance to our organization.

The tally sheets, management’s proposals and Cook’s recommendations regarding the proposals were presented and discussed at the January 29, 2015 Committee meeting. No decisions were made at this meeting; rather, the purpose of this meeting was to allow the Committee to develop an understanding of the information presented and the rationale for each recommendation, and to engage in meaningful discussion.

On February 3, 2015, the Committee met again with management and Cook to discuss the tally sheets, management’s proposals and Cook’s recommendations. At the meeting, the Committee approved cash and equity incentive compensation awards with respect to 2014 performance. The Committee also approved base salaries and cash and equity incentive compensation targets for 2015.

Compensation Elements

Our executive compensation program has the following elements:

•	base salary,

•	annual cash incentives,

•	long-term equity incentives, and

•	benefits and limited perquisites

Base Salary

Our base salary program is designed to provide a secure amount of cash compensation that is competitive with salaries of executives at the peer group REITs outlined above. Our base salaries are generally targeted at market median, but may be higher or lower than market median based on considerations including individual performance over time, experience level and each individual’s role and responsibilities in the organization. In some cases, base salaries are also set by employment agreements negotiated in connection with recruiting or retaining a senior executive.

Base salaries are not subject to any automatic annual cost of living or similar adjustments, and are increased only at the Committee’s discretion. In making its decisions about annual salary increases, the Committee takes into account the executive’s performance, our overall company financial performance and changes in the competitive marketplace. The Committee considers a number of factors when evaluating individual performance, including the executive’s contribution to:

•	generating favorable financial performance,

•	achieving the objectives set forth in our strategic plan,

•	promoting our values,

•	improving product and service quality,

•	developing strong relationships with residents, employees and suppliers, and

•	demonstrating leadership abilities.

The Committee’s review is of a qualitative nature based on the performance of the executives. No particular weight is assigned to any particular factor.

The Committee did not increase the 2014 base salaries of the Named Executive Officers. The Committee noted that Mr. Stockert’s base salary remains below the 25th percentile of the peer group. The table below summarizes the 2013 and 2014 base salaries for each Named Executive Officer.

Name	2013 Salary ($)	2014 Salary ($)
David P. Stockert	450,000	450,000
Christopher J. Papa	342,000	342,000
Sherry W. Cohen	290,000	290,000
S. Jamie Teabo	290,000	290,000
David C. Ward	290,000	290,000

Annual Cash Incentive Awards

The purpose of the annual cash incentive plan is to provide opportunities for executives to earn cash compensation contingent upon achieving specified annual corporate and individual objectives.

The plan is structured to foster teamwork among the executive officers, to focus efforts on corporate results that directly impact shareholders and to link individual performance to our strategic plan.

Our annual cash incentive plan promotes our pay-for-performance philosophy through the use of our “Partners in Performance” framework. Through this framework, we develop with our senior management specific annual corporate and business unit/leadership performance goals based on our strategic plan, and reward senior management if they achieve those goals.

2014 Annual Cash Incentive Award Program

At its January 31, 2014 meeting, the Committee set specific annual cash incentive plan targets for the Named Executive Officers and approved the framework for the administration of the annual cash incentive plan during 2014. This framework set the allocation between corporate and business unit/leadership performance discussed below and set the matrix for measuring corporate performance against our annual budget.

Allocation Between Corporate and Business Unit/Leadership Performance

The Committee allocated 80% of the Chief Executive Officer’s annual cash incentive plan opportunity to corporate performance and 20% to business unit/leadership performance. For Mr. Papa and Ms. Cohen, 40% of the annual cash incentive plan opportunity was allocated to corporate performance and 60% to business unit/leadership performance. For Ms. Teabo and Mr. Ward, 30% of the annual cash incentive plan opportunity was allocated to corporate performance and 70% to business unit/leadership performance. The Committee chose to have a higher portion of the Chief Executive Officer’s annual cash incentive opportunity determined by corporate performance because the Chief Executive Officer has greater overall responsibility for setting corporate strategy and has greater accountability for our corporate-wide results. For other Named Executive Officers, the Committee chose to have a higher percentage allocated to business unit/leadership performance to focus these executives both on their specific areas of responsibility and on overall corporate performance.

Possible Payouts Under Annual Cash Incentive Plan

There was no threshold payout level under the annual cash incentive plan. The maximum amount payable for both the corporate performance portion and the business unit/leadership performance portion of the annual incentive award was 150% of target. Further, in order to have received the maximum amount payable, the corporate performance measure must have equaled or exceeded 106% of the target for FFO per share, and the Named Executive Officer must have significantly exceeded the achievement of his or her business unit/leadership goals (see below for further discussion of business unit/leadership components). Actual payouts for 2014 for each Named Executive Officer are reflected in the 2014 Summary Compensation Table in the Non-Equity Incentive Plan Compensation column.

2014 Annual Cash Incentive Target Award

For 2014, the Committee increased the target annual cash incentive plan award level for Mr. Ward, as compared with 2013, to bring his target total annual cash compensation (base salary plus target bonus) closer to market-competitive levels and in recognition of our operating performance in 2013. No changes were made to annual cash incentive award targets for the other Named Executive Officers.

The table below summarizes the 2013 and 2014 target annual cash incentive awards for each Named Executive Officer.

Name	2013 Target Annual Cash Incentive Plan Award ($)	2014 Target Annual Cash Incentive Plan Award ($)
David P. Stockert	450,000	450,000
Christopher J. Papa	243,000	243,000
Sherry W. Cohen	170,000	170,000
S. Jamie Teabo	140,000	140,000
David C. Ward	125,000	140,000

2014 Corporate Financial Measure and Outcome

In 2014, FFO1 per share was the primary corporate performance measure. This is consistent with the primary corporate performance measure in 2013 and prior years. We use FFO per share as the primary measure because it is the financial measure most market analysts and investors use to evaluate our annual operating performance and is a key input into the valuation of our common stock. We believe that consistent growth in FFO per share will lead to strong returns to our shareholders.

Target FFO per share for 2014 was $2.61. This target was lower than the target FFO per share for 2013 of $2.80, because the 2013 target included condominium gains of approximately $0.27 per share which were non-recurring in nature and were de minimis in the 2014 target. Achievement of between 98% and 102% of the target FFO per share goal would result in a cash incentive payout of 100% of target. Maximum FFO per share was set at $2.77 per share, which would result in a cash incentive payout of 150% of target. We achieved 2014 FFO per share for compensation purposes of $2.69, which reflected adjustments to add back unbudgeted prepayment costs on debt retirements and to deduct unbudgeted earnings attributable to prior condominium projects and unbudgeted earnings attributable to reducing reserves on prior income tax uncertainties. Because actual results for 2014 exceeded the target FFO per share performance goal, each Named Executive Officer received the corporate performance portion of the annual incentive award at 115% of target.

[1]	We use the National Association of Real Estate Investment Trusts (NAREIT) definition of FFO. FFO is defined by NAREIT as net income available to common shareholders determined in accordance with GAAP, excluding gains (or losses) from extraordinary items and sales of depreciable property, plus depreciation of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO is a supplemental non-GAAP financial measure. For a further discussion of FFO and a reconciliation of net income available to common shareholders to FFO, refer to pages 51 through 52 of our Form 10-K filed on February 27, 2015.

2014 Business Unit/Leadership Measures

Specific business unit/leadership goals are established for each executive that support achievement of our overall business strategies. With respect to executives other than himself, the Chief Executive Officer provided input to the Committee on each Named Executive Officer’s performance along with each of his or her business unit/leadership goals. The Committee then reviewed the Chief Executive Officer’s evaluation of the performance of each of the other Named Executive Officers. The Committee also evaluated the performance of the Chief Executive Officer relative to his leadership goals. A summary of the key business unit/leadership goals for each of the Named Executive Officers for 2014 is included below.

David P. Stockert

•     Achieving budgeted goals for FFO per share and growth targets for same store NOI

•     Increasing the dividend to common shareholders by a targeted amount

•     Achieving certain total return goals as compared to other apartment REITs

•     Implementing technology initiatives

•     Closing out the condominium business

•     Achieving leasing goals for specific development projects

•     Executing construction within budget for certain development projects

•     Completing the planning and pricing for possible development starts in designated locations

•     Completing the disposition of a targeted level of assets

Christopher J. Papa

•     Monitoring financial results, including controlling overhead costs, and overseeing and enhancing financial reporting

•     Achieving targeted balance sheet metrics

•     Implementing technology initiatives

•     Executing financial transactions consistent with our long-term financing plan

•     Providing financial support to assist in underwriting new investments

•     Executing appropriate tax planning strategies in relation to asset sales

Sherry W. Cohen

•     Overseeing legal documentation and driving execution for various disposition, development and condominium transactions

•     Overseeing legal documentation for financing activities

•     Administering our insurance and risk management programs

•     Coordinating governance and board activities

S. Jamie Teabo

•     Achieving budget targets for the same store portfolio and other properties

•     Executing within certain overhead budgets

•     Overseeing property capital expenditures and unit renovation budgets

•     Achieving certain monthly budgeted move-in targets at certain development properties

•     Implementing technology initiatives

David C. Ward

•     Executing certain asset sales

•     Overseeing investment activities for the Company

•     Overseeing continuing development of certain ongoing projects and commencement of new development projects

•     Closing out the condominium business

•     Executing within certain overhead budgets

The payouts for achievement of specific business unit/leadership goals are based on the performance guidelines outlined in the following table:

Performance vs. Goals	Payout % of Target
Significantly Exceeds	111-150%
Meets and Exceeds	101-110%
Successfully Meets (target)	100%
Underperforms	0-90%

As illustrated by the table, to the extent goals are exceeded, the plan provides for a payment of up to 150% of target level of the portion of the award allocated to business unit/leadership goals, as determined by the Committee. If goals are only partially met, the Committee could pay from zero to 90% of target level for the business unit/leadership portion of the award.

At its February 3, 2015 meeting, based on the analysis and recommendation of the Chief Executive Officer (for executives other than himself), the Committee determined cash incentive payout levels for 2014 for each Named Executive Officer’s achievement of his or her business unit/leadership goals. For 2014, the Committee determined that the named executive officers had significantly exceeded their target goals. The Committee based its determination primarily on the following: (1) the profitability of the Company’s asset sale program; (2) the successful implementation of an entirely new technology platform; (3) the significant strengthening of the balance sheet; (4) the Company’s performance against budget; and (5) the attractive total returns produced for shareholders.

2014 Annual Cash Incentive Plan Awards

Based on a combination of 115% of target payout on the corporate performance component and each executive’s strong individual/business unit performance, the resulting actual cash incentive awards as a percentage of target for overall performance in 2014 ranged from 122% to 140% for the Named Executive Officers. The table below shows 2014 target and actual annual cash incentive awards for each Named Executive Officer.

Name	Target ($)	Actual ($)
David P. Stockert	450,000	549,000
Christopher J. Papa	243,000	330,480
Sherry W. Cohen	170,000	231,200
S. Jamie Teabo	140,000	195,300
David C. Ward	140,000	195,300

Long-Term Incentive Awards

We grant long-term equity incentive awards to align executive compensation more closely with shareholder interests, such as long-term corporate performance and shareholder value creation, and to retain our key executives. Our long-term equity incentive awards have traditionally been a combination of stock options with stock appreciation rights and restricted stock, each of which are described in more detail later in this section.

Due to SEC requirements for equity compensation reporting, the grant date fair values for equity awards that are included in the Summary Compensation Table for 2014 are the stock and option awards granted in early 2014, for 2013 performance. The grant date fair values for the equity awards made in early 2015, for 2014 performance, will be included in next year’s summary compensation table. We discuss both the awards granted in 2014 (for 2013 performance) and 2015 (for 2014 performance) below.

2014 Long-Term Incentive Awards Granted in 2015

The Committee granted awards with respect to 2014 performance on February 3, 2015. The Committee considered 2014 performance and the competitive compensation analysis described above, without any specific weight to either factor. The Committee determined that long-term incentive award values would be allocated between 82% and 90% to restricted stock and between 10% and 18% to stock options. The Committee continues to believe that restricted stock is more aligned with total shareholder return as a result of the high proportion of shareholder value created through the dividend based on our REIT status. However, the Committee also believes that inclusion of stock options as part of the long-term incentive award program is still an important additional tool to incentivize share price appreciation.

The Committee approved an increase in the value of the long-term equity incentive awards for 2014 (granted in 2015) as compared to awards for 2013 (granted in 2014) for all of the Named Executive Officers to bring their long-term incentive grant values closer to market-competitive levels of compensation provided to officers in comparable positions at peer REITs (as determined pursuant to the peer data discussed above under the heading “Executive Compensation and Management Development Committee Procedures” and the subheading “Annual Competitive Review of Executive Compensation”). These grants will be reflected in next year’s summary compensation table. The restricted stock and stock option awards granted to the Named Executive Officers in 2015 for 2014 performance vest in three equal annual installments.

The Committee approved the following long-term equity incentive grant values for awards granted in February 2015 for 2014 performance for the Named Executive Officers:

Name	Award Value of Restricted Stock Portion ($)	Award Value of Stock Option Portion ($)
David P. Stockert	780,000	170,000
Christopher J. Papa	520,000	105,000
Sherry W. Cohen	540,000	60,000
S. Jamie Teabo	411,000	64,000
David C. Ward	556,000	64,000

The approved long-term equity incentive grant values are then converted into restricted stock and option awards, based on the closing price of a share of common stock on the grant date and the Black-Scholes value of stock options, and restricted shares are rounded up to the nearest whole share and options are rounded up to the nearest ten whole shares. The restricted stock and stock option awards granted to the Named Executive Officers in February 2015 for 2014 performance are shown below.

Name	Grant Date Fair Value of Restricted Stock Portion ($)	Number Restricted Shares Granted (#)	Grant Date Fair Value of Stock Option Portion ($)	Number Stock Options Granted (#)	Option Exercise Price ($)
David P. Stockert	780,006	12,914	170,120	8,730	60.40
Christopher J. Papa	520,044	8,610	105,034	5,390	60.40
Sherry W. Cohen	540,036	8,941	60,019	3,080	60.40
S. Jamie Teabo	411,022	6,805	64,112	3,290	60.40
David C. Ward	556,042	9,206	64,112	3,290	60.40

2013 Long-Term Incentive Awards Granted in 2014

The Committee granted awards with respect to 2013 performance on January 31, 2014. The Committee considered 2013 performance and the competitive compensation analysis described above, without any specific weight to either factor. The Committee determined that long-term incentive award values would be allocated 80% to restricted stock and 20% to stock options. The Committee continues to believe that restricted stock is more aligned with total shareholder return as a result of the high proportion of shareholder value created through the dividend based on our REIT status. However, the Committee also believes that inclusion of stock options as part of the long-term incentive award program is still an important additional tool to incentivize share price appreciation.

The Committee approved an increase in the value of the long-term equity incentive awards for 2013 (granted in 2014) as compared to awards for 2012 (granted in 2013) for Mr. Stockert to bring his long-term incentive grant value closer to market-competitive levels of compensation provided to officers in comparable positions at peer REITs (as determined pursuant to a 2012 FPL Associates benchmarking study). No increases in the value of the awards for 2013 (granted in 2014) were approved for the other Named Executive Officers. These grants are reflected in the 2014 summary compensation table. The restricted stock and stock option awards granted to the Named Executive Officers in 2014 for 2013 performance vest in three equal annual installments.

The Committee approved the following long-term equity incentive grant values for awards granted in January 2014 for 2013 performance for the Named Executive Officers:

Name	Award Value of Restricted Stock Portion ($)	Award Value of Stock Option Portion ($)
David P. Stockert	680,000	170,000
Christopher J. Papa	420,000	105,000
Sherry W. Cohen	240,000	60,000
S. Jamie Teabo	236,000	59,000
David C. Ward	228,000	57,000

The approved long-term equity incentive grant values are then converted into restricted stock and option awards, based on the closing price of a share of common stock on the grant date and the Black-Scholes value of stock options, and restricted shares are rounded up to the nearest whole share and options are rounded up to the nearest ten whole shares. The restricted stock and stock option awards granted to the Named Executive Officers in January 2014 for 2013 performance are shown below.

Name	Grant Date Fair Value of Restricted Stock Portion ($)	Number Restricted Shares Granted (#)	Grant Date Fair Value of Stock Option Portion ($)	Number Stock Options Granted (#)	Option Exercise Price ($)
David P. Stockert	680,016	14,490	170,011	11,180	46.93
Christopher J. Papa	420,024	8,950	105,078	6,910	46.93
Sherry W. Cohen	240,000	5,114	60,066	3,950	46.93
S. Jamie Teabo	236,011	5,029	59,002	3,880	46.93
David C. Ward	228,033	4,859	57,025	3,750	46.93

Types of Long-Term Award Grants

Our long-term equity incentive awards have traditionally been a combination of stock options with stock appreciation rights and restricted stock, each of which are described in detail below. Grants of equity compensation are made under our shareholder-approved Amended and Restated 2003 Incentive Stock Plan (the Incentive Stock Plan), which allows the Committee to grant stock options with stock appreciation rights and make restricted stock grants to our key employees and outside directors.

Stock Options

Stock options reward our executives for increases in the value of our common stock. They are “pay-for-performance” and aligned with shareholder interests because they have no value unless the share price appreciates. We recognize that options have high share price “leverage” and, as a result, tend to be a high-risk, high-reward long-term incentive vehicle. However, we believe they provide a good balance with the restricted stock component of our long-term incentive program. The multi-year vesting of our stock options also serves as a retention incentive for our executives.

Options are granted with exercise prices equal to the fair market value (closing price) of our common stock on the date of grant. The Committee is prohibited without the approval of our shareholders from repricing or making a cash payment for granted options if the effect of any such action would be to directly or indirectly reduce the exercise price of such options. Option grants include a stock-settled stock appreciation right, or SAR, feature that allows the option holder to receive the net appreciation of the underlying option in shares of our common stock. Annual option grants have ten-year terms and generally vest in three equal annual installments.

Vesting of the options accelerates upon death, disability, approved retirement, or upon a change of control, as defined in our Incentive Stock Plan. Upon termination for any other reason, unvested options are forfeited, unless specified differently in employment and change of control agreements. Upon termination for any reason other than cause, options remain outstanding for one year (or the remaining term, if shorter); upon termination for cause, all options are immediately forfeited, in each case, unless specified differently in employment or change of control agreements.

Restricted Stock

We grant restricted stock because we believe it aligns the interests of our executives with those of our shareholders by creating a strong incentive to create and preserve long-term shareholder value. Through restricted stock, our executives, like our shareholders, share both the risks and rewards of stock ownership. In addition, restricted stock rewards total shareholder return, whether delivered through share price appreciation or dividends. We believe this is appropriate since, as a REIT, our dividend distribution requirements lead to a significant portion of our total shareholder return being delivered through our dividends. Through multi-year vesting, the restricted stock grants also serve as a retention device.

Restricted stock grants typically vest in three equal annual installments. Dividends are paid in cash on unvested shares. Vesting of restricted stock grants accelerates upon death, disability, approved retirement, or upon a change of control, as defined in the Incentive Stock Plan, consistent with the treatment of stock options upon the same termination scenarios. Upon termination for other reasons, unvested restricted stock is forfeited, unless specified differently in employment or change of control agreements.

Timing of Awards/Equity Award Granting Policy

The Committee approves all grants of stock options and shares of restricted stock to employees and directors. The Committee determines grants to the Chief Executive Officer and reviews recommendations for and approves equity compensation grants to other executives on the Management Committee and to associates.

Annual grants are made at a scheduled Committee meeting in the first quarter of the fiscal year, generally in January or February. For grants with respect to 2013 performance, the Committee approved grant values and made the grants at the meeting on January 31, 2014. For grants with respect to 2014 performance, the Committee approved grant values and made the grants at the meeting on February 3, 2015. For other equity awards (e.g., new hire grants, promotion-related grants, or other special grants), the grant date is the approval date or the hire or promotion date. The grant price is the closing price of our common stock on the date of grant.

Benefits and Perquisites

Employee Stock Purchase Plan

To encourage ownership of our stock among employees, we maintain a non-qualified employee stock purchase plan (ESPP) which allows eligible participants to purchase our common stock through payroll deductions or contributions of cash. Eligible participants include employees and non-employee directors. The purchase price is 85% of the lesser of the closing price per share on the first trading day of the purchase period or the closing price per share on the last trading day of the purchase period. There are two six-month purchase periods each year, and the maximum purchase amount is $100,000 per year. Because our ESPP includes a purchase price “look-back” and our purchase discount is higher than 5%, our ESPP is deemed compensatory. Compensation cost is calculated under FASB ASC Topic 718 and accrued over the purchase period. Because this stock purchase discount is generally available to all salaried employees, no disclosure of the cost attributable to purchases by our Named Executive Officers is required in the summary compensation table.

Deferred Compensation Plan

We maintain a board-approved Deferred Compensation Plan for directors and eligible employees, to provide them the opportunity to defer compensation and the associated income taxes, and to allow for investment growth on the deferred amounts on a pre-tax basis. Employee participants may voluntarily defer all or a portion of base salary, annual cash incentive awards and/or bonuses into the plan’s “benchmark investment alternatives” similar to those provided in our 401(k) plan. Non-employee director participants may defer cash fees into our common stock. The plan does not permit us to make contributions to employee and director accounts. For further details about the Deferred Compensation Plan, see the 2014 Nonqualified Deferred Compensation table and related narrative disclosure.

Other Benefits

The Named Executive Officers participate in the same benefits programs as all of our employees, including medical, dental and vision insurance, group term life and accidental death and dismemberment insurance, short-term and long-term disability coverage, and participation in our tax-qualified 401(k) plan (our match for 2014 was 50% of each employee’s contributions up to 6% of earnings).

Perquisites

We provide limited executive perquisites.

•

We maintain corporate memberships at certain private clubs, of which Mr. Papa was a “designated member” during 2014. These clubs are used for business purposes. We require reimbursement of all expenses associated with any personal use of the clubs.

•	We provide supplemental long-term disability insurance to our executives.

Stock Ownership Guidelines

We have adopted stock ownership guidelines which require our Named Executive Officers and non-employee directors to own and hold our common stock equal in value to a multiple of base salary or annual cash retainer. The current guidelines are as follows:

Chief Executive Officer	6x base salary

Chief Financial Officer	2x base salary

Other Named Executive Officers	1x base salary

Non-employee Directors	5x annual cash retainer

Named Executive Officers and non-employee directors must achieve the required stock ownership within five years from the implementation of the guideline. New Named Executive Officers and non-employee directors must achieve the guidelines within five years from the date of their initial election or change in status. Shares counted toward the ownership requirement include all shares beneficially owned by an officer or director, as such term is defined under Rule 13d-3 under the Exchange Act, except shares that would be deemed to be beneficially owned as a result of the ownership of stock options.

To facilitate compliance with the guidelines, 50% of the net after-tax profit shares acquired by the executive or director through equity compensation programs (e.g., stock option exercises, earned performance shares and vested restricted stock) must be held until the executive or director satisfies the ownership guidelines. Net after-tax profit shares are the shares remaining after payment of any exercise price and taxes owed at the exercise of any option or stock appreciation right, vesting of restricted stock or earn-out of performance shares. If an executive or director fails to comply with the guidelines within five years, 100% of the executive’s or director’s net after-tax profit shares acquired through equity compensation programs must be held until the executive or director meets the guideline.

All of our Named Executive Officers and non-employee directors are currently in compliance with our stock ownership guidelines.

Hedging, Pledging and Insider Trading Policy

Our insider trading policy prohibits our employees, officers and directors from hedging their ownership of Post stock, including the prohibition from purchasing or selling any derivative securities, or entering into any derivatives contracts relating to our securities, and from pledging their Post stock. None of our executive officers or directors holds any of our stock subject to pledge. Our insider trading policy also prohibits our employees, officers and directors from purchasing or selling Post securities while in possession of material non-public information.

Clawback Policy

Under our compensation recoupment or “clawback” policy, we may seek to recover incentive-based compensation from any current or former executive officer who received incentive-based compensation during the three-year period preceding the date on which we are required to restate any previously issued financial statements due to material noncompliance with any financial reporting requirement under federal securities laws.

Employment Agreements

We have employment agreements with each of our Named Executive Officers. We entered into these agreements to recruit and/or retain each executive.

These agreements provide each Named Executive Officer with a competitive level of financial security in the event of certain involuntary terminations. In particular, these agreements provide for severance in the event of an involuntary termination without cause or resignation for good reason within a certain period of time following a change of control (as defined below under the heading “Employment Agreements”). We believe change-of-control benefits allow each executive to remain neutral and maximize shareholder value in the face of a transaction that could eliminate his or her job. In return for change-of-control benefits, these agreements protect us through certain restrictive covenants (e.g., non-competition, non-solicitation, etc.) for a period of time post-termination. Change-of-control severance benefits under these agreements are provided on a “double-trigger” basis meaning both a change-of-control and a qualifying termination must occur before an executive is eligible to receive severance. These agreements do not provide any right to an excise tax gross-up payment. See the discussion under “Employment Agreements” for more detail regarding these agreements.

Effect of Regulatory Requirements on Executive Compensation

Code Section 162(m)

Under Code Section 162(m), certain limits are placed on the tax deductibility of compensation paid to our Chief Executive Officer and our three other most highly compensated executives unless the compensation meets the requirement for “performance-based compensation” as set forth in the tax law and the related regulations. In designing our compensation programs and practices, we have taken the possible effect of Code Section 162(m) into account, but we recognize the need to maintain flexibility in establishing compensation plans and arrangements for our executive officers in order to achieve our business objectives.

As long as we qualify as a REIT, we do not pay taxes at the corporate level. As such, we believe any loss of deductibility of compensation does not have a significant adverse impact on us. To the extent that any part of our compensation expense does not qualify for deduction under Code Section 162(m), a larger portion of shareholder distributions may be subject to federal income tax as ordinary income rather than return of capital, and any such compensation allocated to our taxable REIT subsidiaries whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct such compensation.

The Committee will continue to use its best judgment when adopting any plan or compensation arrangement by taking into account all factors, including the materiality of any deductions that might be lost as well as the broader interests to be served by paying competitive compensation.

Code Section 409A

Code Section 409A generally changes the tax rules for executives that affect most forms of nonqualified deferred compensation for executives that were not earned and vested prior to 2005. The Committee takes the additional tax risk for executives under Code Section 409A into account in determining the terms of the nonqualified deferred compensation arrangements for our executives. We intend to draft, operate and administer our nonqualified deferred compensation arrangements to minimize any additional tax risk to executives under Code Section 409A. See the 2014 Nonqualified Deferred Compensation table and associated narrative for a more detailed discussion of our nonqualified deferred compensation arrangements.

Executive Compensation and Management Development Committee Report

The Executive Compensation and Management Development Committee of the board of directors consists of the four directors named below, each of whom is independent as defined in applicable SEC and NYSE rules and under the director independence standards specified in our Corporate Governance Guidelines.

We have the authority to engage an independent compensation consultant or other advisors. We currently use Cook as our independent compensation consultant. Cook does no work for management unless requested by our Committee chair, receives no compensation from the Company other than for its work in advising the Committee and maintains no other economic relationships with the Company.

We held four meetings during 2014. The meetings were designed, among other things, to facilitate and encourage free and frank discussion between Committee members and our consultant as well as extensive communication among Committee members, executive management, and other Company personnel involved in executive compensation matters.

We reviewed and discussed with management the Compensation Discussion and Analysis that appears in this Proxy Statement. Based on our review and these discussions with management and our compensation consultant, we recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Submitted by the Executive Compensation and Management Development Committee:

Russell R. French, Chair

Herschel M. Bloom

Walter M. Deriso, Jr.

Toni Jennings

Compensation Committee Interlocks and Insider Participation

During 2014, Messrs. Bloom, Deriso and French and Ms. Jennings served as members of the Executive Compensation and Management Development Committee. During 2014:

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on the Committee,

•	no member of the Committee was during the year or formerly an officer or employee of the Company or any of its subsidiaries,

•	no member of the Committee entered into any transaction with our Company in which the amount involved exceeded $120,000,

•	none of our executive officers served on the compensation committee of any entity where one of that entity’s executive officers served on the Committee, and

•	none of our executive officers served on the compensation committee of another entity where one of that entity’s executive officers served as a director on our board of directors.

Review of Risk Associated with Compensation Plans

Based on periodic reviews of the Company’s compensation policies and practices for all employees, including executive officers, the Company has determined that our compensation programs are not reasonably likely to have a material adverse effect on the Company. Cook, the Committee’s independent compensation consultant, advises the Committee with respect to the risk assessment of the Company’s compensation programs for executive officers. Management performs separate risk assessments for all other employees and reports the results of its reviews to the Committee.

The risk assessments for the Company’s executive officers include reviews of each of the Company’s compensation policies and practices applicable to executive officers. As part of these reviews, we identify the potential risk areas associated with each practice, and we assess whether the Company’s practices pose any actual risks. These assessments have noted several design features of the Company’s cash and equity incentive programs that reduce the likelihood of excessive risk-taking:

•	an appropriate pay philosophy, peer group, and market positioning to support business objectives;

•	an effective balance in:

-the mix of cash and equity

-corporate, business unit and individual performance focus

-financial and non-financial performance measurement, and discretion; and

•	meaningful risk mitigants, including stock ownership guidelines, clawback policy and independent oversight by the Committee.

As part of the assessments for all other employees, management reviews the Company’s compensation policies and practices and incentive compensation plans relative to the broader employee base. Management also reviews the Company’s most recent enterprise risk assessment in analyzing enterprise risks, the incentive compensation plans relative to those risks, and actual payouts. Management notes that the Company’s compensation policies and practices for all other employees are competitive in opportunity and realistic in achievement. In addition, management notes that the Company has established a hierarchy of responsibilities and authority, and has a system of internal controls in place to monitor, manage and approve the performance-based incentive compensation policies and practices to mitigate the likelihood of significant risk taking.

2014 Summary Compensation Table

The following table sets forth information concerning total compensation for the Named Executive Officers for 2012, 2013 and 2014.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
David P. Stockert	2014	450,000	680,016	170,011	549,000	9,651	1,858,678
President & Chief Executive Officer	2013	450,000	635,038	140,017	540,000	9,154	1,774,209
	2012	450,000	560,008	140,127	675,000	9,726	1,834,861
Christopher J. Papa	2014	342,000	420,024	105,078	330,480	8,477	1,206,059
Executive VP & Chief Financial Officer	2013	342,000	435,045	90,122	291,600	8,327	1,167,094
	2012	342,000	320,023	80,008	349,500	8,502	1,100,033
Sherry W. Cohen	2014	290,000	240,000	60,066	231,200	10,464	831,730
Executive VP & Corporate Secretary	2013	290,000	323,027	52,139	210,000	9,983	885,149
	2012	290,000	180,032	45,090	240,000	10,455	765,577
S. Jamie Teabo	2014	290,000	236,011	59,002	195,300	9,702	790,015
Executive VP, Property Management	2013	290,000	350,038	50,068	140,000	9,312	839,418
	2012	260,000	180,032	45,090	210,000	9,599	704,721
David C. Ward	2014	290,000	228,033	57,025	195,300	10,294	780,652
Executive VP & Chief Investment Officer	2013	290,000	327,000	48,169	175,000	9,872	850,041
	2012	290,000	160,034	40,080	165,000	10,149	665,263

(1)	In 2014, each of the Named Executive Officers contributed a portion of his or her salary to our 401(k) plan. In addition, each of Mr. Papa, Ms. Teabo and Mr. Ward deferred a portion of his or her salary or annual cash incentive award, as applicable, under the Deferred Compensation Plan, which is included in the 2014 Nonqualified Deferred Compensation table.

(2)	Represents the aggregate grant date fair value for restricted stock awards and option awards granted in the applicable year, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 10 to the consolidated financial statements in the Form 10-K for the fiscal year ended December 31, 2014 filed on February 27, 2015. An overview of the features of these awards can be found in the “Compensation Discussion and Analysis” above.

(3)	Represents amounts earned under the annual cash incentive plan for the applicable fiscal year. For information about the 2014 plan, see “Compensation Discussion and Analysis — Annual Cash Incentive Awards — 2014 Annual Cash Incentive Award Program.”

(4)	All Other Compensation for 2014 is as follows:

Name	401(k) Match ($)(a)	Insurance Premiums ($)(b)	Perquisites ($)(c)
David P. Stockert	7,800	1,851	—
Christopher J. Papa	7,800	677	—
Sherry W. Cohen	7,800	2,664	—
S. Jamie Teabo	7,800	1,902	—
David C. Ward	7,800	2,494	—

(a)	This column represents amounts contributed by the Company to each Named Executive Officer’s account under the 401(k) plan. Amounts contributed to the 401(k) plan are calculated on the same basis for all participants including the Named Executive Officers.

(b)	This column represents the Company’s contribution for long-term executive disability premiums for each Named Executive Officer.

(c)	The perquisites for each of the Named Executive Officers were less than $10,000 in 2014.

2014 Grants of Plan-Based Awards

The following table sets forth information with respect to possible payouts under non-equity incentive plan awards and restricted stock and option awards granted to each of the Named Executive Officers during 2014.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock (#)(2)	All Other Option Awards (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock or Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)
David P. Stockert		—	450,000	675,000
	01/31/2014				14,490			680,016
	01/31/2014					11,180	46.93	170,011
Christopher J. Papa		—	243,000	364,500
	01/31/2014				8,950			420,024
	01/31/2014					6,910	46.93	105,078
Sherry W. Cohen		—	170,000	255,000
	01/31/2014				5,114			240,000
	01/31/2014					3,950	46.93	60,066
S. Jamie Teabo		—	140,000	210,000
	01/31/2014				5,029			236,011
	01/31/2014					3,880	46.93	59,002
David C. Ward		—	140,000	210,000
	01/31/2014				4,859			228,033
	01/31/2014					3,750	46.93	57,025

(1)	Represents possible payouts under an annual cash incentive plan. There is no threshold level under the plan. Actual payouts for 2014 have been determined and are reflected in the 2014 Summary Compensation Table in the Non-Equity Incentive Plan Compensation column. For more detail, see the discussion under “Annual Cash Incentives” in Compensation Discussion and Analysis.

(2)	Represents restricted stock granted on January 31, 2014. One-third of these shares vested on December 31, 2014, one-third will vest on December 31, 2015 and one-third will vest on December 31, 2016. Dividends are paid on all shares of restricted stock.

(3)	Represents stock option awards granted on January 31, 2014. One-third of these options vested on January 31, 2015, one-third will vest on January 31, 2016 and one-third will vest on January 31, 2017.

(4)	Represents the grant date fair value of the restricted stock and stock option awards granted during 2014 computed in accordance with FASB ASC Topic 718. See Note 10 to the consolidated financial statements in the Form 10-K filed on February 27, 2015 for the assumptions made in determining the grant date fair values. There can be no assurance that the restricted stock or stock option awards will vest (in which case no value will be realized by the executive) or that the value received upon the vesting of such awards will be equal to the FASB ASC Topic 718 value. The closing price of our common stock on the NYSE as of January 31, 2014 was $46.93.

2014 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding option and stock awards for each of the Named Executive Officers as of December 31, 2014.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That Have Not Vested ($)(2)
David P. Stockert	02/02/2007	38,070	—		48.00	02/02/2017
	02/07/2011	8,350	—		37.04	02/07/2021
	01/25/2012	6,152	3,078	(3)	44.05	01/25/2022
	01/28/2013	2,703	5,407	(4)	50.30	01/28/2023
	01/31/2014	—	11,180	(5)	46.93	01/31/2024
							13,869	815,081
Christopher J. Papa	01/25/2012	—	1,758	(3)	44.05	01/25/2022
	01/28/2013	—	3,480	(4)	50.30	01/28/2023
	01/31/2014	—	6,910	(5)	46.93	01/31/2024
							8,850	520,115
Sherry W. Cohen	01/25/2012	—	990	(3)	44.05	01/25/2022
	01/28/2013	1,006	2,014	(4)	50.30	01/28/2023
	01/31/2014	—	3,950	(5)	46.93	01/31/2024
							5,552	326,291
S. Jamie Teabo	02/02/2007	2,080	—		48.00	02/02/2017
	02/07/2011	1,014	—		37.04	02/07/2021
	01/25/2012	1,980	990	(3)	44.05	01/25/2022
	01/28/2013	966	1,934	(4)	50.30	01/28/2023
	01/31/2014	—	3,880	(5)	46.93	01/31/2024
							5,674	333,461
David C. Ward	02/02/2007	3,220	—		48.00	02/02/2017
	01/25/2012	1,760	880	(3)	44.05	01/25/2022
	01/28/2013	930	1,860	(4)	50.30	01/28/2023
	01/31/2014	—	3,750	(5)	46.93	01/31/2024
							5,407	317,769

(1)	The shares of restricted stock vest as follows:

	12/31/15	12/31/16
David P. Stockert	9,039	4,830
Christopher J. Papa	5,866	2,984
Sherry W. Cohen	3,846	1,706
S. Jamie Teabo	3,997	1,677
David C. Ward	3,786	1,621

(2)	The market value of the restricted stock awards is based on the closing price of our common stock on the NYSE as of December 31, 2014, which was $58.77.

(3)	Vested one-third on each of January 25, 2013, January 25, 2014 and January 25, 2015.

(4)	Vested one-third on each of January 28, 2014 and January 28, 2015, and one-third will vest on January 28, 2016.

(5)	Vested one-third on January 31, 2015, and one-third will vest on each of January 31, 2016 and January 31, 2017.

2014 Option Exercises and Stock Vested

The following table sets forth information concerning the amounts realized upon the exercise of options and on the vesting of stock during 2014 by each of the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David P. Stockert	213,610	5,607,902	13,277	780,289
Christopher J. Papa	34,966	218,137	8,289	487,145
Sherry W. Cohen	25,238	339,088	5,207	306,015
S. Jamie Teabo	1,314	44,768	5,358	314,890
David C. Ward	11,500	221,421	4,997	293,674

(1)	Amounts are calculated by subtracting the exercise price from the price of our common stock on the date of exercise and multiplying the number of stock appreciation rights or shares underlying the options, as applicable. The amounts in this column may not represent amounts that were actually realized.

(2)	Amounts reflect the closing price of our common stock on the NYSE on the day the restricted stock vested multiplied by the number of shares of restricted stock that vested.

2014 Nonqualified Deferred Compensation

The following table sets forth information regarding deferred compensation that is not tax-qualified for each of the Named Executive Officers.

Name	Executive Contributions in 2014 ($)(1)	Aggregate Earnings in 2014 ($)	Aggregate Balance at December 31, 2014 ($)(2)
David P. Stockert	—	—	—
Christopher J. Papa	93,480	2,949	236,317
Sherry W. Cohen	—	36,956	607,059
S. Jamie Teabo	12,900	28,248	411,649
David C. Ward	87,945	18,395	398,220

(1)	The amounts in this column are also included in the appropriate columns of the 2014 Summary Compensation Table.

(2)	Of the totals in this column, the following amounts have previously been reported (or would have been reported had the person been a Named Executive Officer) in the Summary Compensation Table for this year, and for previous years:

Name	Reported in Current Summary Compensation Table ($)	Reported in Previous Years’ Summary Compensation Table ($)	Total ($)
David P. Stockert	—	—	—
Christopher J. Papa	93,480	139,800	233,280
Sherry W. Cohen	—	352,052	352,052
S. Jamie Teabo	12,900	232,975	245,875
David C. Ward	87,945	225,391	313,336

Each Named Executive Officer may elect to defer the payment of all or a portion of his or her salary and bonus for any calendar year under our Deferred Compensation Plan. The amount of compensation that may be deferred under the plan is not limited.

The deferrals made by a participant under the plan are credited to a bookkeeping account for the participant. We will make adjustments to each participant’s account balance to reflect the investment return that would have been received had the account balance been invested in one or more benchmark return options which the participant elects for us to use in making such adjustments to his or her account. The array of benchmark return options changes from time to time. As of December 31, 2014, Named Executive Officers and other participants could choose among several different investments, including domestic and international equity, income, short-term investment and balanced mutual fund investments. Participants can change their deferral elections in accordance with procedures established by the Company from time to time. All deferred amounts are held in a rabbi trust.

When participants elect to defer amounts, they may also select when the amounts ultimately will be distributed to them. Distributions may be either made at a fixed time specified by the participant — whether or not employment has then ended — or as of the participant’s retirement or separation, disability, death or upon a change of control. Distributions may also be made in the event of certain unforeseeable emergencies. A participant may elect to have the Company distribute his or her account in one of the following methods: (1) one lump sum; (2) five annual installments; or (3) ten annual installments. However, if the balance credited to the participant’s account does not exceed $10,000, the participant’s account will automatically be distributed in one lump sum. In addition, all distributions made pursuant to a fixed time election, an unforeseeable emergency, death, or a change of control will be made in one lump sum. All distributions are made in cash.

Employment Agreements

We have employment agreements with our Named Executive Officers. The agreements for all Named Executive Officers contain “double-trigger” change-of-control provisions and do not provide excise tax gross-up payments.

The agreements generally provide for a minimum base salary and eligibility to receive (1) an annual bonus based on individual and corporate goals established by the Committee, and (2) awards under incentive and equity compensation programs maintained by the Company, as determined by the

Committee. The agreements also provide for participation in our employee benefit plans and the limited executive benefits described in the Compensation Discussion and Analysis. As part of the employment agreements, our Named Executive Officers agree to protect our trade secrets for so long as such information remains a trade secret, to protect any confidential or proprietary information for the one year period following his or her termination of employment and to refrain from soliciting our customers and our employees for the two year period following his or her termination of employment. In addition, our Named Executive Officers agree not to compete with us for the one-year period following his or her termination of employment. Included in the employment agreements are termination and change-of-control provisions, which are more fully described in “Potential Payments Upon Termination or Change of Control” below. Each agreement provides for a one-year term that is automatically renewed each year for one additional year unless we provide 30 days’ notice of nonrenewal. The minimum annual base salary for each executive under his or her employment agreement is set forth below:

Name	Minimum Annual Base Salary ($)
David P. Stockert	420,000
Christopher J. Papa	342,000
Sherry W. Cohen	290,000
S. Jamie Teabo	260,000
David C. Ward	290,000

Potential Payments Upon Termination or Change of Control

As part of the employment agreements with our Named Executive Officers, we have agreed to pay certain amounts and provide certain benefits following termination of employment or a change of control under certain circumstances, as described below.

Termination For Cause or By Executive Without Good Reason.    In the event of termination by us for cause or by the executive without good reason, the executive will forfeit all compensation, perquisites and benefits provided in the agreements and will forfeit all unvested options to purchase common stock and unvested restricted stock.

Termination Without Cause or By Executive For Good Reason.    If an executive’s employment is terminated by us without cause or by the executive for good reason, the executive will continue to receive (i) his or her base salary, other benefits under our benefit plans and certain executive benefits owed for the period specified in the table below (column A) as if he or she continued to be employed for such period, and (ii) a lump sum payment equal to a pro rata portion (based on the number of days the executive already worked during the calendar year) of the average percentage payout of the target bonus, if any, awarded to executives at or above the Executive Vice President level, payable at the same time annual bonuses are paid to executives at or above the Executive Vice President level, plus the multiple of the executive’s average bonus over the prior three years specified in the table below (column B); provided that certain payments may be delayed for up to six months in accordance with 409A of the Code. In addition, any unvested stock options and restricted stock shall vest on the date of termination to the extent that any such option or restricted stock would have vested during the period specified in the table below (column A) from the termination date. The outstanding options will remain exercisable until the earlier of (i) the expiration of the 10-year term of the option or (ii) the date the option would have expired if the executive’s employment had terminated at the end of the period specified in the table below (column A).

Name	Period of Continued Coverage and Benefits Under Employee Benefit Plans (column A)	Payment Multiple of Average Bonus Following Termination (column B)
David P. Stockert	30 months	2.5 times average bonus
Christopher J. Papa	18 months	1.5 times average bonus
Sherry W. Cohen	18 months	1.5 times average bonus
S. Jamie Teabo	18 months	1.5 times average bonus
David C. Ward	18 months	1.5 times average bonus

Termination in Connection with Change of Control.    For each executive, if a change of control (as defined below) occurs and an executive’s employment is terminated by us without cause or by the executive for good reason during the three-year period following the change of control (the protection period), the executive will receive a lump sum payment equal to a pro rata portion of the target bonus, if any (as set by the Committee), that the executive would have been eligible to receive for the days the executive already worked during the calendar year, plus a multiple of the executive’s cash compensation specified in the table below (column A); provided that certain payments may be delayed for up to six months in accordance with 409A of the Code. Cash compensation, for purposes of change-of-control severance, is defined in the agreements as the executive’s base salary at the time of termination (or if greater, the average salary over the prior three years) plus the executive’s target bonus as approved by the Executive Compensation and Management Development Committee for the calendar year in which the termination occurs, or if no such target bonus has been approved for the calendar year, then the average annual cash bonuses earned over the prior three years. The value of the stock options and restricted shares are not included. In addition, to the extent any stock options and restricted stock have not vested pursuant to their terms, then any unvested stock options and restricted stock of each executive shall fully vest, and notwithstanding the terms of the stock options, the options shall remain exercisable for the remaining terms of the options as if there had been no termination of employment. The executive will also continue to receive coverage and benefits under the employee benefit plans for the period specified in the table below (column B) following the change of control.

Name	Payment Multiple of Cash Compensation Following Termination (column A)	Period of Continued Coverage and Benefits Under Employee Benefit Plans (column B)
David P. Stockert	3 times cash compensation	36 months
Christopher J. Papa	3 times cash compensation	36 months
Sherry W. Cohen	3 times cash compensation	36 months
S. Jamie Teabo	2 times cash compensation	24 months
David C. Ward	2 times cash compensation	24 months

Definitions and Other Provisions

Under the employment agreements, “Cause” is defined, in summary, as the executive’s (i) conviction or guilty plea to a felony or any act of fraud, misappropriation or embezzlement, (ii) malfeasance or gross negligence in the performance of his or her duties, or (iii) breach of the covenants of the employment agreement. “Good Reason” is defined, in summary, as (i) certain reductions in the executive’s compensation or benefits, (ii) certain reductions in the executive’s responsibility or authority, (iii) a transfer of the executive’s primary place of work, and (iv) a failure by Post to renew the term of the executive’s employment agreement.

Under the employment agreements, a change of control is defined as:

•	any change of control which is required to be reported in a proxy statement,

•	a person becoming a beneficial owner of 45% or more of the combined voting power of our then outstanding securities for the election of directors,

•

the members of our board of directors at the beginning of any period of two consecutive years or less cease for any reason to constitute a majority of our board of directors unless their successors were approved by at least two-thirds of the members of our board of directors at the beginning of such period,

•

the consummation of a reorganization, merger, consolidation or share exchange which results in our common stock being converted or changed into securities of another non-Company affiliated organization,

•	any dissolution or liquidation of the Company or the sale or disposition of 50% or more of our assets or business, or

•

the consummation of any reorganization, merger, consolidation or share exchange with another corporation that would cause existing shareholders of the Company to hold less than 60% of the outstanding shares of common stock of the surviving entity.

A change of control is “effective” under these agreements on the date of the closing of the transaction which effects the change of control or, if there is no such closing, on the date the change of control is reported to the SEC (or otherwise publicly announced as effective).

The tables below were prepared as though the Named Executive Officers’ employment was terminated or a change of control occurred on December 31, 2014 using the closing price of our common stock as of December 31, 2014, the last day of the trading year. The amounts reflect the acceleration of benefits described above as well as benefits payable or other consequences under our benefit plans in connection with a change of control. There can be no assurance that a termination or change of control would produce the same or similar results as those shown below if it occurs on any other date or at any other price.

	Cash Severance ($)(1)	Continued Benefits and Perquisites ($)(2)	Accelerated Vesting of Unvested Equity Compensation ($)(3)	Total ($)
David P. Stockert
• For Cause/Resignation without Good Reason	—	—	—	—
• Death/Disability/Retirement	—	—	1,038,558	1,038,558
• Involuntary Termination without Cause, Resignation for Good Reason	3,169,941	61,123	1,038,558	4,269,622
• Termination in connection with a Change of Control	3,150,000	73,347	1,038,558	4,261,905
Christopher J. Papa
• For Cause/Resignation without Good Reason	—	—	—	—
• Death/Disability/Retirement	—	—	657,284	657,284
• Involuntary Termination without Cause, Resignation for Good Reason	1,321,495	34,110	454,635	1,810,240
• Termination in connection with a Change of Control	1,998,000	68,220	657,284	2,723,504
Sherry W. Cohen
• For Cause/Resignation without Good Reason	—	—	—	—
• Death/Disability/Retirement	—	—	404,690	404,690
• Involuntary Termination without Cause, Resignation for Good Reason	992,573	8,732	288,823	1,290,128
• Termination in connection with a Change of Control	1,550,000	17,465	404,690	1,972,155
S. Jamie Teabo
• For Cause/Resignation without Good Reason	—	—	—	—
• Death/Disability/Retirement	—	—	410,354	410,354
• Involuntary Termination without Cause, Resignation for Good Reason	883,884	28,145	296,476	1,208,505
• Termination in connection with a Change of Control	1,000,000	37,526	410,354	1,447,880
David C. Ward
• For Cause/Resignation without Good Reason	—	—	—	—
• Death/Disability/Retirement	—	—	390,878	390,878
• Involuntary Termination without Cause, Resignation for Good Reason	863,884	37,130	280,812	1,181,826
• Termination in connection with a Change of Control	1,000,000	49,506	390,878	1,440,384

(1)	Upon involuntary termination without Cause or resignation for Good Reason,

•

with respect to Mr. Stockert, includes cash severance equal to the sum of (i) his annual base salary continued for 30 months, plus (ii) a lump sum payment equal to his average bonus earned for 2011 to 2013 multiplied by 2.5, plus (iii) a lump sum payment of the average percentage payout of the 2014 target bonus awarded to executives at or above the Executive Vice President level, and

•

with respect to the other Named Executive Officers, includes cash severance equal to the sum of (i) his or her annual base salary continued for 18 months, plus (ii) a lump sum payment equal to his or her average bonus earned for 2011 to 2013 multiplied by 1.5, plus (iii) a lump sum payment of the average percentage payout of the 2014 target bonus awarded to executives at or above the Executive Vice President level.

Upon termination in connection with a Change of Control, includes cash severance equal to a multiple of the executive’s annual cash compensation (his or her annual base salary, plus his or her 2014 target bonus), plus a pro rata portion of the target bonus, if any (as set by the Committee), that the executive would have been eligible to receive for the days the executive already worked during the calendar year, or if no target has been set, then a pro rata portion of the average bonus earned over the prior three years. For purposes of this table, each executive is deemed to have earned his or her 2014 target bonus, and would be entitled to a lump sum payment of such amount. For Messrs. Stockert and Papa and Ms. Cohen, the Change of Control multiple is three; for Ms. Teabo and Mr. Ward, the Change of Control multiple is two.

(2)	Includes medical, dental, vision, life, accidental death and dismemberment, long-term disability, and supplemental long-term disability coverage. Cost of continued benefits is estimated using 2014 annual costs over the continuation period, plus reimbursement for any income and employment taxes due on such amounts at the maximum marginal tax rates.

(3)	Amounts in this column represent the “in-the-money” value of unvested stock options and the full value of unvested restricted stock awards as of December 31, 2014 (the assumed termination date) to the extent vesting would be accelerated upon termination under these scenarios. These amounts are different than our compensation expense for granting these awards. The assumed share price upon each termination scenario is $58.77, which was the closing price of our common stock on the NYSE on December 31, 2014, the last trading day of the year.

PROPOSAL 2 — ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

Pay that reflects performance and alignment of pay with the long-term interests of our shareholders are key principles that underlie our compensation program. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act), shareholders have the opportunity to vote, on an advisory basis, on the compensation of our Named Executive Officers. This is often referred to as “say on pay,” and provides you, as a shareholder, with the ability to cast a vote with respect to our 2014 executive compensation programs and policies and the compensation paid to the Named Executive Officers as disclosed in this Proxy Statement through the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Named Executive Officers, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this Proxy Statement.”

As discussed in the Compensation Discussion and Analysis section, the compensation paid to our Named Executive Officers reflects the following objectives of our compensation program:

•	foster a high performance culture that appropriately motivates our associates,

•	link compensation to the achievement of our strategic and financial objectives,

•	drive shareholder value creation, and

•	attract and retain high-caliber talent.

Although the vote is non-binding, the Executive Compensation and Management Development Committee will review the voting results. To the extent there is any significant negative vote, we will consult directly with shareholders to better understand the concerns that influenced the vote. The Executive Compensation and Management Development Committee would consider the constructive feedback obtained through this process in making decisions about future compensation arrangements for our Named Executive Officers.

As required by the Dodd-Frank Act, this vote does not overrule any decisions by the board of directors and will not create or imply any change to or any additional fiduciary duties of the board of directors.

The board of directors recommends a vote FOR the approval,

on an advisory basis, of executive compensation.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for reviewing with Deloitte & Touche LLP (Deloitte), our independent registered public accounting firm for fiscal year 2014, the scope and results of their audit engagement. In connection with the audit for the year ended December 31, 2014, the Audit Committee has:

•

reviewed and discussed with management the audited financial statements of Post Properties and Post Apartment Homes to be included in our Annual Report on Form 10-K for the year ended December 31, 2014;

•

discussed with Deloitte the matters required by the statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

received the written disclosures and letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte their independence.

Management is primarily responsible for Post Properties’ financial reporting process (including its system of internal control) and for the preparation of the consolidated financial statements of Post Properties and Post Apartment Homes in accordance with generally accepted accounting principles (GAAP). Deloitte is responsible for auditing those financial statements and issuing an opinion on whether the audited financial statements conform with GAAP. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of Deloitte included in their report on the financial statements of Post Properties and Post Apartment Homes.

Based on the review and the discussions described in the preceding bullet points, the Audit Committee has recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014.

Submitted by the Audit Committee:

Russell R. French, Chair

Walter M. Deriso, Jr.

Toni Jennings

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

2014 and 2013 Fees

Deloitte served as our independent registered public accounting firm for the fiscal years ended December 31, 2014 and December 31, 2013. The table below summarizes fees for professional services rendered by Deloitte for the years ended December 31, 2014 and 2013.

Deloitte & Touche LLP Fees	Year Ended December 31, 2014 ($)	Year Ended December 31, 2013 ($)
Audit Fees(1)	771,000	713,000
Audit-Related Fees(2)	142,500	184,000
Tax Fees(3)	841,309	453,000
All other Fees	—	—

Total	1,754,809	1,350,000

(1)	Represents audit fees and expenses related to audits of the annual financial statements of Post Properties and Post Apartment Homes, reviews of quarterly financial statements of Post Properties and Post Apartment Homes, audits of management’s assessment of the effectiveness of internal control over financial reporting of Post Properties and Post Apartment Homes and other attest services rendered in connection with securities offerings and registration statements.

(2)	Represents fees principally related to separate joint venture audits, other statutory audits and comfort letter procedures.

(3)	Represents fees principally related to tax compliance, tax planning and tax consulting.

Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has established a pre-approval policy for audit and permissible non-audit services provided by our independent registered public accounting firms. The policy gives detailed guidance to management as to the specific services that are eligible for general pre-approval and provides specific cost limits for certain services on an annual basis. Pursuant to the policy and the charter of our Audit Committee, the Audit Committee has delegated to its chair the authority to address any requests for pre-approval of other tax consultation services between Audit Committee meetings that do not exceed $100,000 per consultation. Any such approvals are required to be subsequently ratified by the full Audit Committee.

None of the services provided by Deloitte for 2014 and 2013, that were approved by the Audit Committee, made use of the de minimus exception to pre-approval set forth in applicable rules of the SEC.

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee appointed Deloitte to audit our consolidated financial statements for the year ending December 31, 2015 and to prepare a report on this audit. A representative of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by shareholders.

We are asking our shareholders to ratify the appointment of Deloitte as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the board of directors is submitting the selection of Deloitte to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the appointment, it will be considered as a direction to the board of directors and the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The board of directors recommends a vote FOR the ratification of the appointment of the independent registered public accounting firm.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing the terms, conditions and arrangements involving any related person or potential conflict of interest transaction and for overseeing our Code of Business Conduct, which includes disclosure requirements applicable to our employees and our directors relating to conflicts of interest. Accordingly, the Audit Committee is responsible for reviewing and approving the terms and conditions of all transactions that involve the Company, one of our directors or executive officers or any of their immediate family members. Although we have not entered into any such transactions since January 1, 2014 that meet the requirements for disclosure in this Proxy Statement, if there were to be such a transaction, we would need the approval of our Audit Committee prior to entering into such transaction.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file with the SEC certain reports with respect to each such person’s beneficial ownership of our equity securities. Based solely upon a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2014 the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a) with one exception. In June 2014, a Form 4 for Arthur J. Quirk, one of our executive officers, was filed to report the transfer of a portion of his 401(k) account held in the issuer stock fund into a different participant investment option that occurred on February 12, 2014 and which was inadvertently not reported within two business days of the transaction.

Shareholder Proposals

Rule 14a-8 Proposals for Our 2016 Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act, a shareholder proposal submitted for inclusion in our proxy statement for the 2016 Annual Meeting must be received by December 16, 2015. However, pursuant to such rule, if the 2016 Annual Meeting is held on a date that is before May 4, 2016 or after July 3, 2016, then a shareholder proposal submitted for inclusion in our proxy statement for the 2016 Annual Meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2016 Annual Meeting.

Shareholder Proposals of Business

Under our bylaws, which will be in effect for the 2016 Annual Meeting, a shareholder is eligible to submit a shareholder proposal of business (other than nominations of directors, the procedures for which are described below) at an annual meeting outside the processes of Rule 14a-8 if the shareholder is (1) of record based on the record date for determining shareholders entitled to vote at the annual meeting and (2) of record on the date the shareholder gives notice of the proposal to our Corporate Secretary. In addition, the proposal must be a proper matter for shareholder action under Georgia law and the shareholder must provide timely notice of the proposal in writing to our Corporate Secretary. To be timely under our bylaws, our Corporate Secretary must receive advance notice of a proposal for business at the 2016 Annual Meeting between February 4, 2016 and March 5, 2016; provided, however, if and only if the 2016 Annual Meeting is not scheduled to be held between May 9, 2016 and June 28, 2016, such shareholder’s notice must be delivered to our Corporate Secretary by the tenth day following the day on which the date of the 2016 Annual Meeting is publicly disclosed or notice of the 2016 Annual Meeting is mailed, whichever occurs first. The advance notice of the proposal must contain certain information specified in our bylaws, including information concerning the proposal and the shareholder proponent, and the shareholder must update and supplement that information as of, and within five days of, the record date for the 2016 Annual Meeting. The foregoing description is only a summary of the requirements of our bylaws. Shareholders intending to submit a proposal of business at the 2016 Annual Meeting outside the processes of Rule 14a-8 must comply with the provisions specified in our bylaws, as amended and restated effective June 9, 2009, which were filed with the SEC as an exhibit to a Form 8-K on February 11, 2009.

Shareholder Nominations of Directors

Shareholders may nominate directors for election without consideration by the Nominating and Corporate Governance Committee by complying with the eligibility, advance notice and other provisions of our bylaws. Under our bylaws which will be in effect for the 2016 Annual Meeting, a shareholder is eligible to submit a shareholder nomination of directors at an annual meeting if the shareholder is (1) of record based on the record date for determining shareholders entitled to vote at the annual meeting and (2) of record on the date the shareholder gives notice of the nomination to our Corporate Secretary. The shareholder also must provide timely notice of the nomination in writing to our Corporate Secretary. To be timely under our bylaws, our Corporate Secretary must receive advance notice of a nomination for election of a director at the 2016 Annual Meeting between February 4, 2016 and March 5, 2016; provided, however, if and only if the 2016 Annual Meeting is not scheduled to be held between May 9, 2016 and June 28, 2016, such shareholder’s notice must be delivered to our Corporate Secretary by the tenth day following the day on which the date of the 2016 Annual Meeting is publicly disclosed or notice of the date of the 2016 Annual Meeting is mailed, whichever occurs first. The advance notice of the nomination must contain certain information specified in our bylaws, including information concerning the nominee and the shareholder proponent, and the shareholder must update and supplement that information as of, and within five days of, the record date for the 2016 Annual Meeting. The foregoing description is only a summary of the requirements of our bylaws. Shareholders intending to submit a nomination for the 2016 Annual Meeting must comply with the provisions specified in our bylaws, as amended and restated effective June 9, 2009, which were filed with the SEC as an exhibit to a Form 8-K on February 11, 2009.

Contact Information

Shareholder proposals or nominations should be sent to:

Post Properties, Inc.

One Riverside

4401 Northside Parkway, Suite 800

Atlanta, Georgia 30327-3057

Attention: Corporate Secretary

Householding

As permitted by the Exchange Act, only one copy of the Notice of Internet Availability of Proxy Materials or of this Proxy Statement is being delivered to shareholders residing at the same address unless such shareholders have notified us of their desire to receive multiple copies. Upon oral or written request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials or this Proxy Statement, as applicable, to any shareholder residing at an address to which only one copy was mailed. Shareholders who participate in householding will continue to be able to separately vote their proxy. Also, householding will not in any way affect dividend check mailings.

Shareholders residing at the same address and currently receiving only one copy of the Notice of Internet Availability of Proxy Materials or this Proxy Statement may contact us to request multiple copies in the future, and shareholders residing at the same address and currently receiving multiple copies of the Notice of Internet Availability of Proxy Materials or this Proxy Statement may contact us to request a single copy in the future. All such requests should be directed to our Corporate Secretary by mail to Post Properties, Inc., One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia, 30327-3057, or by phone at (404) 846-5000.

The board of directors knows of no other matters to be brought before the Annual Meeting.

By Order of the Board of Directors,

Sherry W. Cohen

Executive Vice President and Corporate Secretary

Atlanta, Georgia

April 14, 2015

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on June 3, 2015.
Vote by Internet
• Go to www.envisionreports.com/PPS
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and FOR Proposal 3.

1.	Election of Directors:		For	Withhold					For	Withhold			For	Withhold	+
	01 -	Robert C. Goddard, III	☐	☐	02 -	David P. Stockert			☐	☐	03 -	Herschel M. Bloom	☐	☐

	04 -	Walter M. Deriso, Jr.	☐	☐	05 -	Russell R. French			☐	☐	06 -	Toni Jennings	☐	☐

	07 -	Ronald de Waal	☐	☐	08 -	Donald C. Wood			☐	☐

						For	Against	Abstain					For	Against	Abstain

2.	Advisory approval of executive compensation.					☐	☐	☐	3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2015.			☐	☐	☐

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name or names appear hereon. For more than one owner, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If submitted by a partnership, please sign in the partnership’s name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Post Properties, Inc.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 3, 2015

The undersigned hereby appoints David P. Stockert and Sherry W. Cohen, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of Post Properties, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders, or at any adjournment or postponement thereof. The Annual Meeting will be held on June 3, 2015, at 9:00 a.m., local time, at One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, and will vote on the matters described in both and upon any other business that may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND IN THE DISCRETION OF MR. STOCKERT AND/OR MS. COHEN, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE VALIDITY OF THIS PROXY IS GOVERNED BY THE LAWS OF THE STATE OF GEORGIA. THIS PROXY DOES NOT REVOKE ANY PRIOR POWERS OF ATTORNEY EXCEPT FOR PRIOR PROXIES GIVEN IN CONNECTION WITH THE ANNUAL MEETING OF SHAREHOLDERS.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.